                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)


Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Toys "R" Us
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

JOHN H. EYLER, JR.
CHIEF EXECUTIVE OFFICER
                                 461 From Road
                               Paramus, NJ 07652







                                                                 April 30, 2001


Dear Stockholder:


   I am pleased to invite you to our Company's 2001 Annual Meeting of Stockholders on Wednesday, June 6, 2001, beginning at 10:00 a.m. The meeting will be held at the 200 Fifth Club, 200 Fifth Avenue, New York, New York 10010.

   The formal Notice of Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed Proxy and return it promptly in the enclosed envelope to ensure that your shares will be represented.

   If you plan to attend the Annual Meeting, please bring this letter with you to the meeting, as it will serve as your admittance pass to the meeting. Additionally, in order to better accommodate you, we ask that you contact us at 1-800-236-0397 to advise us that you plan on attending the 2001 meeting.


                                            Sincerely,


                                            /s/ John H. Eyler, Jr.

[graphic]




                                     [LOGO]

                                  TOYS "R" US





                                 461 FROM ROAD
                               PARAMUS, NJ 07652


        ----------------------------------------------------------------
              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                  June 6, 2001
        ----------------------------------------------------------------



TO THE STOCKHOLDERS OF
TOYS "R" US, INC.


   The Annual Meeting of Stockholders of Toys "R" Us, Inc. (the "Company") will be held on Wednesday, June 6, 2001 at 10:00 a.m., at the 200 Fifth Club, 200 Fifth Avenue, New York, New York 10010 (The 200 Fifth Club is located in the rear of the lobby of the International Toy Center South, on Fifth Avenue between West 23rd and West 24th Streets) for the following purposes:

     1.   to elect directors;

     2. to consider and act upon a proposal to approve the Toys "R" Us 2001 Stock Option and Performance Incentive Plan; and

     3. to consider and transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

   Only stockholders of record at the close of business on April 11, 2001 will be entitled to vote at the meeting.



                             CHRISTOPHER K. KAY
                             Executive Vice President-General Counsel and
                             Secretary


April 30, 2001



PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                ----------------
                                PROXY STATEMENT
                                ----------------


                               TOYS "R" US, INC.
                                 461 From Road
                           Paramus, New Jersey 07652

                         Annual Meeting of Stockholders
                                  June 6, 2001


                            SOLICITATION OF PROXIES

   The accompanying proxy is solicited by the Board of Directors of Toys "R" Us, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the 200 Fifth Club, 200 Fifth Avenue, New York, New York 10010 on Wednesday, June 6, 2001 at 10:00 A.M., or at any adjournment or adjournments thereof.

   A stockholder who executes a proxy may revoke it at any time before it is voted. Attendance at the meeting shall not have the effect of revoking a proxy unless the stockholder so attending shall, in writing, so notify the secretary of the meeting at any time prior to the voting of the proxy. A proxy that is properly signed and not revoked will be voted for the nominees for election as directors listed herein unless contrary instructions are given or the persons named in the proxy elect to exercise their discretionary authority to accumulate votes in favor of less than all nominees. As to the other matters to be presented at the meeting, all proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, they will be voted in accordance with such specification, and if no instructions are given, the persons named in the proxy intend to vote FOR approval of the Proposal for the Toys "R" Us 2001 Stock Option and Performance Incentive Plan. The Board of Directors knows of no other business to come before the meeting, but if other matters properly come before the meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

   The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock. It is anticipated that the mailing of this Proxy Statement will commence on or about April 30, 2001.

                               VOTING SECURITIES

   The Company had outstanding 197,522,040 shares of common stock ("Common Stock") at the close of business on April 11, 2001, which are the only securities of the Company entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote (except as stated below under "Election of Directors") on each matter as may properly be brought before the meeting. Only stockholders of record at the close of business on April 11, 2001 will be entitled to vote.

   With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Directors are elected by a plurality of the votes cast in the election. Votes that are withheld will be excluded entirely from the vote and will have no effect. Under the rules of the New York Stock Exchange (the "NYSE"), brokers who hold shares in street name have the authority to vote on certain "routine" matters when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors. Under applicable law, a broker non-vote will have no effect on the outcome of the election of directors. The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required for the approval of the Company's 2001 Stock Option and Performance Incentive Plan. An abstention with respect to the proposal will be counted as present for purposes of determining the existence of a quorum, but will have the practical effect of a negative vote as to the proposal. Brokers may not vote shares held for customers without specific instructions from such customers. In the event of a broker non-vote with respect to any such proposal coming before the meeting caused by the beneficial owner's failure to authorize a vote on such proposal, the proxy will be counted as present for the purpose of determining the existence of a quorum, but will not be deemed present and entitled to vote on that proposal for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which a majority is calculated.

   Proxies identifying individual stockholders are confidential except: (i) as necessary to determine compliance with law or assert or defend legal claims;
(ii) as necessary to allow the inspector of elections to certify the results of a vote; (iii) in the event that a stockholder expressly authorizes disclosure with respect to his or her vote; (iv) in certain circumstances in a contested proxy solicitation; or (v) in the event that a stockholder makes a written comment on a proxy card or an attachment to it. The Company retains an independent organization to tabulate stockholder votes and to certify voting results.

                  HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

   The Securities and Exchange Commission recently approved a new rule concerning the delivery of annual disclosure documents. The rule allows us to send a single set of our annual report and proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This rule benefits both you and the Company. It reduces the volume of duplicate information received at your household and helps to reduce the Company's expenses. The rule applies to the Company's annual reports, proxy statements or information statements. Each stockholder will continue to receive a separate proxy card or voting instruction card.

   If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer & Trust Company, by calling their toll free number, (877) 777-0800.

   If you would like to receive your own set of the Company's annual disclosure documents in future years, follow the instructions described below. Similarly, if you share an address with another Toys "R" Us stockholder and together both of you would like to receive only a single set of the Company's annual disclosure documents, follow these instructions:

   If your Toys "R" Us shares are registered in your own name, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling them at (877) 777-0800 or writing them at 59 Maiden Lane, New York, New York 10038.

   If a broker or other nominee holds your Toys "R" Us shares, please contact ADP and inform them of your request by calling them at (888) 603-5847 or writing them at Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Be sure to include your name, the name of your brokerage firm and your account number.

                             PRINCIPAL STOCKHOLDERS


   As of April 11, 2001, the following are the only entities known to the Company to be the beneficial owners of more than five percent of the Common
Stock:


                                                         Total Number
Name and Address of                                       of Shares
  Beneficial Owner                                       Beneficially    Percent
  -----------------                                         Owned       of Class
                                                         ------------   --------
Legg Mason, Inc. (1) ................................     27,566,211      13.95%
 100 Light Street
  Baltimore, MD 21203

Harris Associates L.P.(2) ...........................     21,366,628      10.82%
 Two North La Salle Street, Suite 500
  Chicago, IL 60602-3790

Brandes Investment Partners, L.P.(3) ................     14,873,937        7.5%
 11988 El Camino Real, Suite 500
  San Diego, CA 92130

Barrow, Hanley, Mewhinney & Strauss, Inc.(4) ........     11,791,690        6.0%
 One McKinney Plaza
  3232 McKinney Avenue, 15th Floor
  Dallas, TX 75204-2429

---------------

(1) According to the Schedule 13G/A, filed with the Securities and Exchange Commission (the "Commission") on March 14, 2001, by Legg Mason, Inc., a parent holding company incorporated in Maryland ("Legg Mason"), Legg Mason beneficially owned 27,566,211 shares of Common Stock with sole voting power and sole dispositive power over 18,956,033 shares and shared voting power and shares dispositive power over 8,610,178 shares. The Legg Mason subsidiaries that acquired Common Stock were identified and classified as follows: LMM, LLC, as investment advisor with discretion, Legg Mason Funds Management, Inc., as investment advisor with discretion; Legg Mason Wood Walker, Inc., as investment adviser and broker/dealer with discretion; Legg Mason Capital Management, Inc., as investment adviser with discretion; Legg Mason Trust, fsb, as investment adviser with discretion; Bartlett & Co., as investment adviser with discretion; Brandywine Asset Management, Inc., as investment adviser with discretion.

(2) According to the Amendment No. 1 to Schedule 13G, dated February 2, 2001, filed with the Commission by Harris Associates L.P., an Investment Adviser and Delaware limited partnership, and Harris Associates Inc., a Delaware corporation and the general partner of Harris Associates L.P. (collectively, "Harris"), at December 31, 2000, Harris was the beneficial owner of 21,366,628 shares of Common Stock with shared voting power over all 21,366,628 shares, sole dispositive power over 9,238,128 shares and shared dispositive power over 12,128,500 shares. The 12,128,500 shares for which Harris has shared voting and dispositive power are held by the Harris Associates Investment Trust.

(3) According to the Schedule 13G, dated February 9, 2001, filed with the Commission by Brandes Investment Partners, L.P., an Investment Adviser and California limited partnership, Brandes Investment Partners, Inc., Brandes Holdings, L.P., Charles H. Brandes, Glen R. Carlson and Jeffrey
     A. Busby (collectively, "Brandes"), at December 31, 2000, Brandes was the beneficial owner of 14,873,937 shares of Common Stock with shared voting power over 11,185,874 shares and shared dispositive power over 14,873,937 shares.

(4) According to the Schedule 13G, dated February 8, 2001, filed with the Commission by Barrow, Hanley, Mewhinney & Strauss, Inc., an Investment Adviser incorporated under the laws of Nevada ("BHMS"), at December 31, 2000, BHMS was the beneficial owner of 11,791,690 shares of Common Stock, with sole voting power over all such 11,791,690 shares. The Schedule 13G indicates that BHMS has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock held by certain clients of BHMS, none of which has such right or power with respect to five percent or more of the Common Stock.

   The determination that there were no other persons, entities or groups known to the Company to beneficially hold more than 5% of the Common Stock was based on a review of all statements filed with respect to the Company since the beginning of the past fiscal year with the Commission pursuant to
   Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act").

                             ELECTION OF DIRECTORS

   In accordance with the recommendation of its Nominating Committee, the Board of Directors has proposed for election at the Annual Meeting of Stockholders the 9 individuals listed below to serve (subject to the Company's By-Laws) as directors of the Company until the next annual meeting and until the election and qualification of their successors. All of the nominees are current directors of the Company and were elected by the stockholders at the annual meeting held in 2000 except for Nancy Karch who was elected on November 27,

2000 and became a director as of December 19, 2000. If any such person should be unwilling or unable to serve as a director of the Company (which is not anticipated) the persons named in the proxy will vote the proxy for substitute nominees selected by them unless the number of directors has been reduced to the number of nominees willing and able to serve.

   In electing directors, holders of Common Stock have cumulative voting rights; that is, each holder of record of Common Stock shall be entitled to as many votes as shall equal the number of shares owned of record multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among all or some of the directors to be voted for, as such holder sees fit. Unless contrary instructions are given, the persons named in the proxy will have discretionary authority to accumulate votes in the same manner.

   Certain information for each nominee for director is set forth below:


                                                    Common Stock
                                                    Beneficially
Principal Occupation, Employment, etc.               Owned as of         Percent
  --------------------------------------            March 6, 2001       of Class
                                                    -------------       --------
RoAnn Costin ...................................         24,363(a)(b)       *
  President of Reservoir Capital Management,
  Inc., an investment management firm since
  prior to 1996; director of the Company since
  June 1996; age 48 years.
John H. Eyler, Jr. .............................      1,325,000(c)          *
  President, Chief Executive Officer and
  director of the Company since January 17, 2000
  ; Chairman and Chief Executive Officer of FAO
  Schwartz since prior to 1996 to January 16,
  2000; director of Donna Karan International
  Inc.; age 53 years.
Michael Goldstein ..............................        566,084(d)          *
  Chairman of the Board since February 1998;
  Chief Executive Officer of the Company from
  September 1999 to January 17, 2000; Vice
  Chairman of the Board and Chief Executive
  Officer of the Company since prior to 1996 to
  February 1998; director of the Company since
  1989; director of Houghton Mifflin Co.,
  director of United Retail Group Inc., and
  director of Finlay Enterprises, Inc.; age 59
  years.
Calvin Hill ....................................         21,154(a)(b)(e)    *
  Independent Consultant prior to 1996; director
  of the Company since 1997; director of the
  March of Dimes and The Special Olympics; age
  54 years.
Nancy Karch ....................................          1,211(b)          *
  Member of McKinsey Advisory Council; director
  of the Company since December 19, 2000;
  director (Senior Partner) of McKinsey &
  Company 1988-2000; director of Liz Claiborne,
  Garden Ridge Corporation and the Westchester
  Land Trust; age 53 years.
Shirley Strum Kenny ............................         18,461(a)(b)       *
  President of the State University of New York
  at Stony Brook since prior to 1996; director
  of the Company since 1990; director of
  Computer Associates International, Inc.; age
  66 years.
Charles Lazarus ................................         71,200(b)          *
  Chairman Emeritus of the Board since February
  1998; Chairman of the Board since prior to
  1996 to February 1998; director of the Company
  since 1969; director of Loral Space and
  Communication; age 77 years.


                                                    Common Stock
                                                    Beneficially
Principal Occupation, Employment, etc.               Owned as of         Percent
  --------------------------------------            March 6, 2001       of Class
                                                    -------------       --------
Norman S. Matthews .............................       42,441(a)(b)         *
  Independent retail consultant since prior to
  1996; President of Federated Department
  Stores, Inc. from 1987 to 1988 and Vice
  Chairman of the Board of Federated Department
  Stores, Inc. from 1983 to 1988; director of
  the Company since 1996; director of Lechter's
  Inc., Finlay Enterprises, Inc., Progressive
  Corp., and Sunoco, Inc.; age 68 years.
Arthur B. Newman ...............................       37,840(a)(b)         *
  Senior Managing Director of The Blackstone
  Group L.P., a private investment firm, since
  prior to 1996; director of the Company since
  1997; age 57 years.

---------------

*    Less than 1% of the outstanding Common Stock.

(a)  Includes 15,000, 11,400, 13,800, 23,000 and 17,000 shares for Ms. Costin,
     Mr. Hill, Ms. Kenny, and Messrs. Matthews and Newman, respectively, which such persons have the right to acquire upon exercise of currently exercisable options, and the percentage is calculated on the basis that such shares are deemed outstanding.

(b)  Includes 8,863, 9,619, 355, 2,874, 5,441, 15,441 and 15,840 Stock Units
     (rounded down to the nearest whole share) for Ms. Costin, Mr. Hill, Ms. Karch, Ms. Kenny and Messrs. Lazarus, Matthews and Newman (collectively the "Non-Employee Directors"), respectively. Each Stock Unit represents the right to receive a share of Common Stock and was received in lieu of cash for all or a portion of their director's fees. The stock underlying the Stock Units was purchased by the Company in its name for the benefit of each Non-Employee Director and will be delivered to each Non-Employee Director in exchange for Stock Units upon vesting. Stock Units awarded prior to June 1999 vest upon the Non-Employee Director's death, retirement, or resignation. Stock Units awarded pursuant to the Non-Employee Directors' Stock Unit Plan, which became effective on June 10, 1999, vest on the first anniversary of the award date.

(c) Includes 1,300,000 shares which Mr. Eyler has the right to acquire upon exercise of currently exercisable options. The shares acquired upon the exercise of such options having a value equal to the aggregate fair market value over the exercise price of such options are generally subject to forfeiture under certain conditions. The percentage of Mr. Eyler's aggregate ownership is calculated on the basis that all such shares are deemed outstanding.

(d) Includes 324,938 shares which Mr. Goldstein has the right to acquire upon exercise of currently exercisable options. The shares which may be acquired upon the exercise of such options having a value equal to the aggregate fair market value over the exercise price of such options are generally subject to forfeiture under certain conditions. Also includes 241,146 shares required to be held for a minimum of two years from the date on which such shares were deposited in a trust established by the Company (the "Grantor Trust"); Mr. Goldstein does not have voting power with respect to the shares held in the Grantor Trust and will forfeit 129,296 of the shares under certain conditions. The percentage of Mr. Goldstein's aggregate ownership is calculated on the basis that all such shares are deemed outstanding.

(e) Includes 135 shares beneficially owned by his wife, as to which shares Mr. Hill disclaims beneficial ownership.

   The address of each person named in the above table is c/o Toys "R" Us, Inc., 461 From Road, Paramus, NJ 07652.

   On April 24, 1998, RoAnn Costin and Reservoir Capital Management, Inc. ("Reservoir"), an investment advisor as to which Ms. Costin is the sole officer, director and stockholder, without admitting or denying the findings contained therein (other than as to jurisdiction) consented to the issuance of an order by the Commission in which the Commission (i) made findings that Reservoir and Ms. Costin had violated portions of Sections 206, 204 and 207 of the Investment Advisers Act of 1940 (the "Advisers Act") and certain rules promulgated thereunder and (ii) ordered respondents to cease and desist from committing or causing violation of certain provisions of the Advisers Act and the rules promulgated thereunder; censured respondents and ordered payment of a civil money penalty; and ordered Reservoir to comply with specified undertakings. The Commission's order does not impact Ms. Costin's ability to serve as a director of the Company.

   As of March 6, 2001, all current executive officers and directors of the Company as a group (18 persons) owned beneficially 4,756,945 shares of Common Stock (including 4,440,160 shares with respect to which such persons had the right to acquire as of such date or within sixty days thereof, shares deposited in the Grantor Trust which are subject to forfeiture under certain circumstances and shares beneficially owned by the family members of certain executive officers and directors as to which family-owned shares such executive officers and directors disclaim beneficial ownership), which constituted approximately 2.36% of the shares of Common Stock deemed outstanding on that date. Except for those shares of which such persons have the right to acquire beneficial ownership, shares beneficially owned by such family members and shares deposited in the Grantor Trust, such executive officers and directors have sole voting power and sole investment power with respect to such shares.

   As of March 6, 2001, the Named Officers (as defined below) not identified in the table above owned beneficially the following shares of Common Stock (in each case less than 1% of the shares deemed outstanding on such date): Richard
L. Markee, Executive Vice President, Chairman of Kids "R" Us Division and President of Babies "R" Us Division, owned beneficially 445,058 shares of Common Stock (including 445,000 shares which Mr. Markee had the right to acquire upon exercise of currently exercisable options); Gregory R. Staley, Executive Vice President and President of the Company's U.S. Toy Store Division, owned beneficially 456,213 shares of Common Stock (including 455,000 shares which Mr. Staley had the right to acquire upon exercise of currently exercisable options); and Michael G. Shannon, President-Administration and Logistics of the Company, owned beneficially 445,000 shares of Common Stock (including 445,000 shares which Mr. Shannon had the right to acquire upon exercise of currently exercisable options).

   There is no family relationship among any of the directors or executive officers of the Company.

   The Board of Directors held eight meetings during the Company's last fiscal year. The Board of Directors has an Executive Committee, a Nominating Committee, an Audit Committee, a Management Compensation and Stock Option Committee (the "Compensation Committee"), an Operating Committee and a Corporate Governance Committee. The Board of Directors took action once by unanimous written consent during the Company's last fiscal year. Each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and Board Committees on which he or she served that were held during such period.

   The Executive Committee currently has as its members John H. Eyler, Jr., Michael Goldstein, Charles Lazarus, Norman S. Matthews and Arthur B. Newman. The Executive Committee of the Board of Directors has and may exercise all the powers and authority of the full Board of Directors, subject to certain exceptions. The Executive Committee held one meeting during the Company's last fiscal year.

   The Nominating Committee currently has four members, including three directors who are not officers or employees of the Company: Michael Goldstein (Chairman), Nancy Karch, Shirley Strum Kenny and Norman S. Matthews. The Nominating Committee recommends to the Board of Directors the individuals to be nominated for election as directors at the annual meeting of stockholders and has the authority to recommend the individuals to be elected as directors to fill any vacancies or additional directorships which may arise from time to time on the Board of Directors. The Nominating Committee considers nominations made in accordance with the procedure in the following paragraph. The Nominating Committee held one meeting during the Company's last fiscal year.

   The Company's By-Laws provide that nominations for the election of directors may be made by any stockholder of at least $1,000 in current value of shares of the Company entitled to vote for the election of directors in writing, delivered or mailed to the executive offices of the Company, Toys "R" Us, Inc., 461 From Road, Paramus, New Jersey 07652, not less than 90 days nor more than 120 days prior to the meeting, except that if less than 100 days notice of the meeting is given, such written notice shall be delivered or mailed not later than the close of business on the tenth day following the day on which notice of the meeting was mailed. Each notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Company that are beneficially owned by such person; and (iv) any other information that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities
Exchange Act of 1934 (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the Company's stockholder giving the notice: (i) the name and address, as they appear on the Company's books, of such stockholder; (ii) the class and number of shares of the Company that are beneficially owned by such stockholder as of the record date; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and
(iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedure, such nomination will be disregarded.

   In accordance with the Company's retirement policy for Non-Employee Directors (as defined below), Non-Employee Directors, other than those who were members of the Board prior to 1997, may not serve on the Board of Directors after reaching the age of seventy-two, except that any such Non-Employee Director who reaches age seventy-two may continue to serve until the next succeeding annual meeting of stockholders and the election and qualification of such Director's successor.

   The Audit Committee currently has as its members three directors who are not current or former officers or employees of the Company: RoAnn Costin, Nancy Karch and Arthur B. Newman (Chairperson). The Audit Committee held four meetings during the Company's last fiscal year. The Audit Committee: (i) reviews the procedures employed in connection with the internal auditing program and accounting procedures; (ii) obtains from the independent auditors a written statement identifying all relationships between the auditors and the Company and recommends to the Board appropriate action to address and resolve any issues affecting independence of the auditors; (iii) consults with the independent auditors, including with respect to review of the Company's quarterly financial statements, and reviews the reports submitted by such independent auditors; and (iv) makes such reports and recommendations to the Board of Directors as it may deem appropriate.

   The Compensation Committee currently has as its members three directors who are not current or former officers or employees of the Company: Calvin Hill, Norman S. Matthews (Chairperson) and Arthur B. Newman. The Compensation Committee held four meetings and took action three times by unanimous written consent during the Company's last fiscal year. The Compensation Committee reviews management compensation standards and practices and functions as the independent committee under certain of the Company's compensation plans. (See "Report of the Management Compensation and Stock Option Committee on Executive Compensation.")

   The Operating Committee consists of two directors and currently has as its members John H. Eyler, Jr. and Michael Goldstein. The Operating Committee is authorized to incur indebtedness on behalf of the Company within limits established by the full Board of Directors. The Operating Committee took action once by unanimous written consent during the Company's last fiscal year.

   The Corporate Governance Committee consists of three directors and currently has as its members: RoAnn Costin, Calvin Hill (Chairperson) and Shirley Strum Kenny. The Corporate Governance Committee held one meeting during the Company's last fiscal year. The Corporate Governance Committee: (i) reviews compliance with the "insider trading" rules of the NYSE and the Commission;
(ii) reviews that proper guidelines are established for compliance with laws in the jurisdictions in which the Company does business; (iii) periodically reviews the Company's Code of Ethical Standards and Business Practices and Conduct, the Code of Conduct and compliance thereunder; (iv) recommends changes in Board compensation and retirement age policies; and (v) reviews stockholder proposals. The Corporate Governance Committee took action once by unanimous written consent during the Company's last fiscal year.


                             AUDIT COMMITTEE REPORT


   In accordance with its written charter adopted by the Board of Directors (the "Board") attached as Exhibit A to this Proxy Statement, the Audit Committee of the Board (the "Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During fiscal 2000, the Committee met four times.

   In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

   The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

   The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended February 3, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

   Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended February 3, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent auditors and the Board concurred in such recommendation.

                             Arthur B. Newman, Chair
                             RoAnn Costin
                             Nancy Karch

                             Members of the Audit
                             Committee of the
                             Board of Directors

Compensation of Directors

   Directors who are not officers or employees of the Company or any of its subsidiaries ("Non-Employee Directors") are compensated pursuant to: (i) the Non-Employee Directors' Stock Option Plan (the "Directors' Option Plan"); (ii) the Non-Employee Directors' Stock Unit Plan (the "Directors' Unit Plan"); and
(iii) the Non-Employee Directors' Deferred Compensation Plan (the "Directors' Deferred Plan"). Each of the Directors' Option Plan, Directors' Unit Plan and Directors' Deferred Plan was approved by stockholders and became effective on June 10, 1999.

   Pursuant to the Directors' Option Plan, Non-Employee Directors were granted options to purchase 30,000 shares of stock on June 10, 1999, and will receive a further grant of an option to purchase 30,000 shares on each three-year anniversary of such original option grant date. In addition, new Non-Employee Directors are entitled to receive stock option grants after one year of service, to purchase a pro-rated number of shares of Common Stock based on the number of months remaining in any respective three-year cycle of options granted to existing Non-Employee Directors. Subject to certain exceptions, one-third of such options become exercisable on a cumulative basis on each of the third, fourth and fifth anniversaries of the date of grant. Non-Employee Directors may elect to receive the grant of an option in lieu of the payment of all or any portion of the annual cash retainer or award of units representing shares of Common Stock to be purchased in the name of the Company for the benefit of eligible Directors ("Stock Units") at the exchange ratios specified in the Directors' Option Plan and in accordance with the terms and conditions of the Directors' Option Plan.

   The Directors' Unit Plan provides for the award to Non-Employee Directors of Stock Units, which generally vest one year from the initial award date, valued at $1,500 per meeting for each Board meeting attended and at $1,000 per meeting for each Committee meeting attended. In addition to the Stock Units awarded for Board and committee service, each Non-Employee Director who serves as a Chairperson of a Committee for a year receives an additional award of Stock Units, valued at $10,000, and each Non-Employee Director who serves on the Executive Committee for a year receives an additional award of Stock
Units, valued at $35,000. New Non-Employee Directors receive an award of Stock Units after six months of service, valued at $50,000. Non-Employee Directors are also entitled to elect to receive Stock Units in lieu of all or any portion of the $30,000 per annum cash retainer payable for service on the Board. Stock Units are awarded and valued, pending vesting, during the first week of each fiscal quarter. The Stock Units will generally be settled by delivery of Common Stock upon vesting of the Stock Unit one year from the award thereof, or upon a Non-Employee Director's earlier death, retirement after age 60 at least six months after the date of the award, resignation to enter public service or disability, unless the Non-Employee Director elects deferral pursuant to the Directors' Deferred Plan.

   Pursuant to the Directors' Deferred Plan, Non-Employee Directors can elect to defer compensation which may be in the form of cash, shares of stock, Stock Units and shares of Common Stock receivable upon the exercise of a stock option. Any such election is generally irrevocable. Payment in settlement of any amounts of cash, Common Stock or other property deposited in the deferral accounts established for Non-Employee Directors pursuant to the Directors' Deferred Plan will generally be made as soon as practicable after the dates, and in such number of installments, as elected by a Non-Employee Director.

   Directors who are also officers or employees of the Company receive no additional compensation for services as a director, committee participation or special assignments.

   Effective January 31, 1994, Charles Lazarus terminated his employment as Chief Executive Officer of the Company and, pursuant to his employment agreement, exercised his right to become a consultant to the Company for a five-year period. Under the terms of his agreement, Mr. Lazarus is required to refrain from competing either directly or indirectly with any business carried on by the Company during the term of his consulting period and for three years thereafter. The employment agreement also provides that Mr. Lazarus is entitled to receive a retirement benefit payment of $200,000 a year for five years commencing February 1999, the termination of his consulting period.

   Effective February 25, 1998, Michael Goldstein resigned as Chief Executive Officer and Vice Chairman of the Board and was elected Chairman of the Board. Mr. Goldstein receives compensation for his service as Chairman in accordance with his retention agreement with the Company dated February 25, 1998. See "Employment Agreements" for a description of the terms of Mr. Goldstein's retention agreement.

Executive Compensation

   The following table sets forth, for the Company's last three fiscal years, the annual and long-term compensation of those persons who were, at February 3, 2001: (a) the Chief Executive Officer and (b) the other four most highly compensated executive officers of the Company (collectively, the "Named Officers"):


                           Summary Compensation Table



                                   Annual Compensation                              Long-Term Compensation Awards
                            ----------------------------------    -----------------------------------------------------------------
Name and Principal                                                                  Restricted         LTIP
  Position (1)                                                      Stock            Stock and        Payouts        All Other
  -------------               Year     Salary ($)    Bonus ($)   Options (#)    Stock Units ($)(2)    ($)(3)    Compensation ($)(4)
                            --------   ----------    ---------   -----------    ------------------    -------   -------------------
John H. Eyler, Jr.(5)...    02/03/01    1,000,000    1,916,900      300,000                  0              0         104,305
 President and Chief
  Executive Officer         01/29/00       38,462            0    1,000,000          2,288,000(6)           0               0
                                                                    300,000(8)
Michael Goldstein.......    02/03/01      900,000    1,725,210      175,124          1,558,522(7)           0         182,083
 Chairman of the Board
 and Former Chief           01/29/00      565,374      758,762      324,938                                 0          86,312
 Executive Officer                                                  300,000(8)
                            01/30/99      553,835      120,000      366,666          1,422,900(6)     151,340         107,908
Richard L. Markee.......    02/03/01      565,192    1,151,714      115,000          1,121,750(7)           0         113,204
 Executive Vice
 President, Chairman of     01/29/00      483,072      468,805       90,000            457,600(6)           0         100,980
 Kids "R" Us Division and                                            90,000(8)
 President of Babies "R"    01/30/99      443,450      389,687      320,000                            55,890          61,590
 Us Division
Gregory R. Staley.......    02/03/01      631,538      965,601      125,000            853,930(7)           0         112,730
 Executive Vice President
 and President of U.S.      01/29/00      483,072      401,969       90,000            453,800(6)           0         112,730
 Toy Store Division                                                  90,000(8)
                            01/30/99      441,142      124,600      320,000                            55,890          81,840
Michael G. Shannon......    02/03/01      577,844      872,112      115,000            229,068(7)           0          97,442
 President -
 Administration and         01/29/00      554,996      257,125       90,000                                 0         133,982
 Logistics                                                          110,000(8)
                            01/30/99      180,768      155,400      240,000            812,500(6)      55,890          50,000

---------------

(1) All positions represent the capacities in which individuals served during the last fiscal year.

(2) Value of Restricted Stock and Restricted Units is based on the closing price on the date of issuance. Value of Restricted Stock issued for the fiscal year ended February 3, 2001 is based on the closing price on the date of issuance of $14.00 for each of Messrs. Goldstein, Markee, Staley and Shannon. Value of Restricted Units issued for the fiscal year ended January 29, 2000 is based on the closing price on the date of issuance of $11.44 for Mr. Eyler, $22.88 for Mr. Markee and $22.69 for Mr. Staley. Value of Restricted Units issued for the fiscal year ended January 30, 1999 is based on the closing price on the date of issuance of $27.00 for Mr. Goldstein and $16.25 for Mr. Shannon. At February 3, 2001, the number and value (based on the closing price of $26.24 per share of Common Stock at February 3, 2001) of non-dividend paying Restricted Units awarded and outstanding are: 200,000 ($2,012,500), 111,323 ($2,921,116), 80,125
     ($2,102,480), 60,995 ($1,600,509) and 16,362 ($429,339), for Messrs.
     Eyler, Goldstein, Markee, Staley and Shannon, respectively.

(3) Long-Term Incentive Payouts related to long-term performance unit awards. See "Report of the Management Compensation and Stock Option Committee on Executive Compensation."

(4) "All Other Compensation" represents the Company's contributions to the "TRU" Partnership Employee's Savings and Profit Sharing Plan and to its Supplemental Executive Retirement Plan for the accounts of the Named Officers. See "Report of the Management Compensation and Stock Option Committee on Executive Compensation."

(5) Mr. Eyler was appointed President and Chief Executive Officer on January 17, 2000.

(6) Restricted Stock Units ("Restricted Units") were issued pursuant to the executives' Retention Agreements. Restricted Units represent the right to receive a like number of shares of Common Stock upon satisfactorily meeting the vesting, employment, and non-compete requirements specified in the Retention Agreements. Failure to meet such requirements subject the Restricted Units to forfeiture. In the case of Mr. Eyler, Restricted Units vest 33 1/3% per annum, commencing February 1, 2002 (subject to certain performance criteria). In the case of Mr. Goldstein, Restricted Units will vest 20% per annum, commencing May 1, 1998 (subject to certain performance criteria). Restricted Units are issued under the Toys "R" Us, Inc. Amended and Restated 1994 Stock Option and Performance Incentive Plan (the "1994 Plan"). With respect to Messrs. Markee, Shannon and Staley, Restricted Units vest on the fifth anniversary of the grant, subject to certain performance criteria.

(7) Restricted stock awarded during the fiscal year ended February 3, 2001 included shares issued in exchange for the surrender and cancellation of previously granted stock options; shares issued in exchange for the early termination of the Strategic Incentive Plan; and shares issued in payment of bonuses earned, and previously reported for the year ended January 29, 2000, but mandatorily deferred under the Management Incentive Compensation Plan. The number of stock options surrendered (and the number of restricted shares issued in exchange) for Messrs. Goldstein, Markee and Staley were 932,308 (74,738), 425,300 (47,561) and 267,300
     (33,418), respectively. The number of restricted shares issued in exchange for the early termination of the Strategic Incentive Plan for Messrs. Goldstein, Markee, Shannon and Staley were 36,585, 16,362, 16,362 and 23,780, respectively. The number of restricted shares issued in payment of previously earned bonuses for Messrs. Markee and Staley were 16,202 and 3,797, respectively. Restricted shares are generally forfeitable in their entirety if the executive's employment terminates prior to the second anniversary of the grant date, and with respect to 50% of the shares if the executive's employment terminates after the second anniversary but prior to the third anniversary of the grant date.

(8) Represents grants of options to acquire Common Stock of Toysrus.com Inc. All grants vest 25% one year from the grant date and 2.08% per month during each of the three years following the first anniversary of the grant date.

   The following table sets forth certain information concerning stock options granted by the Company during the fiscal year ended February 3, 2001 to the Named Officers. The hypothetical present value on date of grant shown below is presented pursuant to the rules of the Commission and is calculated under the Modified Black-Scholes Model for pricing options. The actual before-tax amount, if any, realized upon the exercise of a stock option will depend upon the excess, if any, of the market price of the Common Stock over the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the hypothetical present value or any value of the stock options reflected in these tables will be realized.


                       Option Grants in Last Fiscal Year
                               Toys "R" Us, Inc.


                                                                                       Individual Grants
                                                           ------------------------------------------------------------------------
                                                                         % of Total                                     Grant Date
Name                                                                       Options         Exercise       Expiration      Present
----                                                     Options (#)   Granted(2)    Price/Share ($)       Date      Value ($)(3)
                                                         -----------   ----------    ---------------    ----------   ------------
John H. Eyler, Jr......................................      300,000(1)     3.92%           15.53         10/16/2010     1,758,000
Michael Goldstein......................................      100,000(1)     1.31%           15.53         10/16/2010       586,000
                                                              75,124(4)      .98%           26.25         04/07/2009       807,583
Richard L. Markee......................................      115,000(1)     1.50%           15.53         10/16/2010       673,900
Gregory R. Staley......................................      125,000(1)     1.63%           15.53         10/16/2010       732,500
Michael G. Shannon.....................................      115,000(1)     1.50%           15.53         10/16/2010       673,900

---------------

(1) Stock options granted in October 2000 for Messrs. Eyler, Goldstein, Markee, Staley and Shannon under the 1994 Plan. Such options become exercisable six months after the date of grant. Upon exercise of options, the number of shares having a value equal to the aggregate fair market value over the exercise price of the options is generally subject to forfeiture if the grantee does not remain with the Company until the second anniversary from the date the options are granted. In addition, 50% of the number of shares having a value equal to the aggregate fair value over the exercise price of the options are generally subject to forfeiture if the grantee does not remain with the Company until the third anniversary from the date the options are granted.

(2) Based upon a total of 7,656,489 Toys "R" Us, Inc. options granted to 36,561 employees of the Company.

(3) The hypothetical present values on grant date are calculated under the Modified Black-Scholes Model, which is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in estimating an option's present value. Factors used to value original options issued in 2000 include the following:

                               Toys "R" Us, Inc.

                                                                                  October   January
                                                                                   2000       2000
                                                                                   ----       ----
                   Volatility                                                      47.35%    53.00%
                   Risk Free Rate                                                   5.86%     5.12%


   Additional assumptions of 0% dividend yield, 5 year projected time to exercise, and 8% to 10% per annum risk of forfeiture are applied to all original options granted in 2000. Restoration option values are calculated using the same model and factors as original options, except that the projected date of exercise is generally the remaining term of the prior option and the stock's expected volatility rate and risk of return are calculated at date of grant of the restoration option.

(4) Such options were granted in January 2001 under the restoration option feature of the 1994 Plan, which encourages continuing ownership of Common Stock. Such options vest on April 7, 2002.

   The following table sets forth information concerning the exercise of options by the Named Officers during the last fiscal year and the value of unexercised options held by the Named Officers as of the fiscal year ended February 3, 2001:


                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-end Option Values



                                                                                                                         Value of
                                                                                                     Shares of         Unexercised
                                                                                                    Common Stock       In-the-Money
                                                             Shares of     Value Realized ($)    Underlying Options     Options at
                                                           Common Stock       (Market Price        at FY-End (#)        FY-End ($)
                                                            Acquired on     at Exercise Less        Exercisable/       Exercisable/
Name                                                        Exercise (#)      Exercise Price)       Unexercisable      Unexercisable
----                                                       ------------    ------------------    ------------------   -------------
John H. Eyler, Jr. .....................................            0                  0             1,000,000(2)       14,552,500
                                                                                                       300,000           3,213,000
Michael Goldstein ......................................      100,000            653,000(1)            224,938(2)          454,375
                                                                                                       175,124           1,071,000
Richard L. Markee ......................................            0                  0               330,000(2)        2,526,000
                                                                                                       115,000           1,231,650
Gregory R. Staley ......................................            0                  0               330,000(2)        2,526,000
                                                                                                       125,000           1,338,750
Michael G. Shannon .....................................            0                  0               330,000(2)        2,002,800
                                                                                                       115,000           1,231,650

---------------

(1) The amounts set forth under "Value Realized" were not realized in the form of cash but were in the form of 75,124 shares of Common Stock ("Profit Shares") held in the Grantor Trust. The 75,124 shares held in trust for Mr. Goldstein will vest on April 7, 2002.

(2) Included in the totals for "Shares of Common Stock Underlying Options--Exercisable" are all options which, although exercisable, provide that the shares acquired upon the exercise of such options having a value equal to the aggregate fair value over the exercise price of such options are generally subject to forfeiture. In the case of Mr. Eyler, such options are subject to forfeiture in their entirety if the grantee does not remain with the Company prior to Feb. 1, 2002, 66 2/3% if prior to Feb. 1, 2003 and 33 1/3% prior to Feb. 1, 2004. In the case of Mr. Goldstein such options are subject to forfeiture in their entirety if the grantee does not remain with the Company prior to 09/08/2003. In the case of Messrs. Markee, Staley and Shannon such options are generally subject to forfeiture if the grantee does not remain with the Company until the fifth anniversary of the grant date (for options granted prior to April
     1999) and the third anniversary of the grant date (for options granted beginning April 1999).

Long-Term Incentive Plans -- Awards In Last Fiscal Year

   No long-term compensation awards were granted under the Toys "R" Us, Inc. Management Incentive Compensation Plan (the "Incentive Plan") to the Named Officers for the Company's fiscal year ended February 3, 2001.

Employment Agreements

   On January 6, 2000, the Company entered into a retention agreement with John
H. Eyler, Jr. upon his selection as President and Chief Executive Officer. The current term of employment under the agreement will expire on January 17, 2002, subject to renewal as described below. The Company also entered into a retention agreement, effective February 25, 1998, with Michael Goldstein in his capacity as Chairman of the Board. The current term of employment of Mr. Goldstein's agreement expires on the last day of the Company's fiscal year 2001. Each such agreement provides for automatic one-year renewals, unless terminated by either party in accordance with the terms thereof. Mr. Eyler's agreement provides for a base salary of $1,000,000. Mr. Goldstein's agreement provides for a base salary of $900,000 per year until June 30, 1998, and $300,000 per year thereafter. Mr. Goldstein's salary was increased to an annual rate of $900,000 (with an annual bonus for the fiscal year ending January 29, 2000 to be calculated as a percentage of such increased salary), effective August 15, 1999, in consideration of his service as Chief Executive Officer. Mr. Goldstein's salary and bonus opportunity were continued at this level through the fiscal year ended February 3, 2001. The agreements also provide for participation in any and all insurance and other plans for the benefit of the Company's officers which are in effect during the employment period and entitle the executives to participate in the Company's various incentive bonus plans on a basis commensurate with their prior participation.

   The retention agreements obligate the Company to provide for the continuation of benefits (or benefits to the executive's spouse and dependent children in the event of his death) under the Company's benefit plans and immediate vesting of all awarded options if employment is terminated under the agreements due to the death, disability or retirement of the executive. If Mr. Goldstein resigns without "Good Reason" (as defined in the agreements), he will be entitled to the foregoing benefits, except that he will also be entitled to two-years continued vesting of his options in accordance with their terms following termination. Mr. Goldstein will also be entitled, for a two-year period following such termination, to be nominated to serve as a director of the Company and, if elected, to receive the same compensation as non-employee directors of the Company. Upon termination of the executive's employment by the Company without "Cause" (as defined in the agreements) or by the executive for "Good Reason," he would be entitled to receive: (i) his pro-rated annual base salary on the date of termination plus his pro-rated targeted annual and long-term incentive awards through the date of termination; and (ii) his annual base salary on the date of termination, plus the targeted annual and long-term incentive awards that would have been paid to him during the fiscal period in which he was terminated, in equal installments to be paid at least monthly during each of the two years following his termination. Receipt of such payments and the continuation of benefits under the Company's benefit plans and immediate vesting of all awarded options is conditioned upon the executive's compliance with a two-year non-competition covenant and a two or three-year (depending upon the circumstances of termination) non-solicitation/non-hiring of employees restrictive covenant. If the executive's employment is terminated within two years, or three years in the case of Mr. Eyler, after a Change of Control (as defined in the agreements), other than for "Cause," the executive will be entitled to receive the amounts described in the second preceding sentence, plus an additional year's worth of annual base salary and targeted incentive awards, and such payments will not be subject to the restrictive covenants. Following termination of employment, the executive would also be entitled to exercise any stock options granted under any stock option plan of the Company for their full term. If termination of their employment were to occur in connection with a Change of Control, the executive would each also be paid an amount pursuant to his agreement intended to reimburse them for any excise tax imposed under Section 4999 of the Code, including any tax payable by reason of such reimbursement.

   The Company is also party to retention agreements (each a "Retention Agreement") with each of Messrs. Markee, Shannon and Staley (collectively, the "Named Executives") and certain other officers. The current term of employment under the Retention Agreements with Messrs. Markee and Staley will expire on May 1, 2002, and the current term of employment under Mr. Shannon's Retention Agreement will expire on October 8, 2001. Each Retention Agreement provides for automatic one-year renewals, unless the Company provides the Named Executive with notice of non-renewal at least six months prior to the next renewal date. Each Retention Agreement provides for a base salary per year commensurate with the Named Executive's current base salary plus participation in any and all insurance and other plans for the benefit of the Company's officers which are in effect during the employment period. The Named Executives are also entitled to participate in the Company's incentive bonus plans. Each Retention Agreement provides that, if, prior to the expiration or termination thereof, a Change of Control (as defined in the Retention Agreement) occurs and thereafter the Company terminates his employment without "Cause" (as defined in the Retention Agreement), or, if the Named Executive terminates his employment for "Good Reason" (as defined in each Retention Agreement) or is terminated by the Company without "Cause" prior to a Change of Control, the Named Executive would be entitled to receive payment of a lump sum cash amount consisting of: (i) his pro-rated annual base salary on the date of termination plus his pro-rated targeted annual and long-term incentive awards through the date of termination, payable within 30 days after termination; and (ii) his annual base salary on the date of termination, plus the targeted annual and long-term incentive awards that would have been paid to him during the fiscal period in which he was terminated, in equal installments to be paid at least monthly during each of the two years following his termination. Under these circumstances the Named Executive would also be entitled to an additional two-years vesting of his stock options, and full vesting in any account balance or other benefits provided under any of the Company's benefit plans. Each Named Executive would also be paid an amount pursuant to his Retention Agreement intended to reimburse the Named Executive for any excise tax imposed under Section 4999 of the Code, including any tax payable by reason of such reimbursement. In exchange for these benefits, the Named Executives are subject to a two-year non-competition covenant (other than in the event of termination following a Change of Control) and a two-year non-solicitation/non-hiring covenant.

      REPORT OF THE MANAGEMENT COMPENSATION AND STOCK OPTION COMMITTEE ON
                             EXECUTIVE COMPENSATION


Overview and Philosophy

   The Compensation Committee is composed entirely of independent outside directors, none of whom is or has been an officer or employee of the Company. The Board of Directors has delegated to the Committee the responsibility for establishment of policies governing, and for the implementation, administration, and interpretation of, all aspects of executive officer compensation.

   The Company's executive compensation program is based on its pay for performance policy and has been designed to:

     o Attract high-caliber talent to meet the organization's executive resource needs;

     o Retain top-performing executives at the corporate level and in each of the divisions;

     o Provide compensation opportunities that are fair and competitive with those offered by comparable organizations with whom the Company competes for business and talent;

     o Motivate high performance by executive officers and all employees in an entrepreneurial, incentive-driven culture;

     o Reward executives based on corporate and division annual and long-term strategic progress, business results, and the creation of stockholder value; and

     o Closely align executive officers and all employees with stockholders' interests.

   The Committee establishes and administers the executive officer program on the basis of total compensation rather than on separate, freestanding components. The Committee has structured an integrated total program that appropriately balances the Company's annual and long-term strategic, business and financial goals. A significant portion of total pay is comprised of at risk incentives to directly tie compensation values to performance and stockholder interests.

   In accordance with the responsibility delegated by and subject to ratification by the Board of Directors, at the beginning of each year the Compensation Committee reviews the Company's near and long-term strategies and objectives with the Chief Executive Officer. These form the basis of corporate and division annual strategic, economic value added (EVA), revenue, operating income, net income and/or earnings per share goals for the year. Based on this review, the Compensation Committee establishes the Company's total compensation structure for the year, including the elements and level of compensation opportunities and the variable portion of "at risk" pay for performance and equity participation. The Compensation Committee considers, among other matters, marketplace pay levels and practices, as well as the Company's need to attract, retain and motivate its key employees.

   At year end, the Compensation Committee, in consultation with the Chief Executive Officer, assesses results achieved and strategic progress relative to previously approved goals, taking into consideration prevailing economic and business conditions and opportunities, performance by comparable organizations and stockholder value. The Compensation Committee assigns no particular weightings to any such factors. Based on this assessment, the Compensation Committee considers the Chief Executive Officer's year-end compensation proposals and makes final determinations subject to Board ratification.

   In fiscal 2000, the Compensation Committee was assisted in its review and evaluation by national executive compensation consultants Sibson & Company, Inc. ("Sibson"). Sibson was retained by the Compensation Committee to serve as outside experts in the discharge of its responsibilities. Sibson provides advice to the Compensation Committee as to the reasonableness, fairness and competitiveness of compensation awarded to officers of the Company, including the Chief Executive Officer. In so doing, Sibson collects and reviews with the Compensation Committee survey data regarding compensation levels and practices at a peer group of comparable companies, consisting of organizations regarded by Sibson and the Compensation Committee as the marketplace for comparable management talent at the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

   Total compensation for target performance under the Company's compensation program for executive officers for 2000 was generally positioned at the 50th to the 75th percentile of the peer group, depending upon the individual's level, position, responsibilities and degree of difficulty and challenge associated with 2000's performance objectives. Since a high proportion of executive officer compensation is based on variable performance incentives, in any one year or period of years actual total compensation amounts will vary, both below and above those of the peer group, directly with results achieved by the Company, its divisions and individual executives.

   The Company's 2000 compensation program for executive officers, including the Chief Executive Officer, was comprised of base salary, annual cash incentives and long-term incentive compensation in the form of stock options and restricted stock. Seventy-nine percent (79%) of the targeted regular total compensation of the Chief Executive Officer and sixty-seven percent (67%) of the targeted total compensation of all other executive officers of the Company for 2000 was based upon achieving performance targets relating to strategic, annual and long-term business goals or the market price of the Common Stock.

   Base Salaries. Base salaries are established within the context of the total compensation opportunity offered to executive officers. Base salary levels are set so that the principal compensation opportunities are derived from annual cash incentives and increases in the market value of the Company's common stock. Salaries are reviewed annually in consideration of the Company's overall financial performance as well as the competitive marketplace (as discussed above) at the appropriate level relative to the position, responsibilities and performance of each executive officer. During fiscal 2000 executive officer average base salaries increased 3.6% based on performance, and 7.7% when salary increases related to promotions are included.

   Annual Cash Incentives. Executive officers, including the Chief Executive Officer, participate in the Management Incentive Compensation Plan under which annual cash incentives are awarded based on achievement relative to targeted performance goals for the year. Participants may designate a percentage of their awards to be received in Common Stock of the Company. For 2000, the annual performance goals selected by the Committee included both financial and non-financial objectives.

   Two-thirds (2/3) of the annual incentive opportunity for executive officers was based on improvement in EVA for corporate consolidated performance, with combined corporate and division performance for certain executive officers who also have divisional responsibilities. Because the target goal for the Babies "R" Us division was exceeded, Mr. Markee earned an above target bonus on that portion attributable to Babies "R" Us. Because the target goal for the International Division was exceeded, Mr. Staley earned an above target bonus on that portion attributable to International performance. Because the performance of the Kids "R" Us Division exceeded the threshold level but fell short of the target goal, Mr. Markee earned a below target bonus on that portion attributable to Kids "R" Us. Because the performance of the Toys "R" Us--US Toy Store Division exceeded the threshold level but fell short of the target goal, Mr. Staley earned a below target bonus on that portion attributable to Toys "R" Us--US Toy Store Division. However, in consideration of the Toys "R" Us--US Toy Store Division's performance relative to its major competitors and its increase in market share, the Committee awarded Mr. Staley a supplemental discretionary bonus award in recognition of the division's significant improvement. Because the corporate consolidated improvement in EVA exceeded the target goal, each of the executive officers, including the Chief Executive Officer, earned an above target bonus for that portion attributable to consolidated performance.

   The remaining one-third (1/3) of the annual incentive opportunity for executive officers was based on achievement of certain strategic goals, subject to attainment of a pre-determined financial performance objective. Because the financial objective was achieved, each executive officer, excluding the Chief Executive Officer, received a bonus of up to target based on the Chief Executive Officer's evaluation of their achievement levels. The Chief Executive Officer received a target bonus award based on the Committee's evaluation of his achievement with respect to these strategic goals.

   Performance Unit Awards. In 1995, the Compensation Committee established a long-term performance program under the Management Incentive Compensation Plan (the "Performance Unit Plan") granting units to executive officers and other key employees of the Company. Each unit awarded annually represented the right to receive a payment in cash and/or stock (at the discretion of the Compensation Committee) based upon the attainment of earnings per share levels exceeding an earnings per share hurdle pre-determined by the Compensation Committee for the designated performance period. No payments were made in connection with such awards for the three-year performance period from 1998 to 2000, as set forth under the column "Long Term Compensation Awards--LTIP Payouts" in the Summary Compensation Table, reflecting the Company's failure to achieve the pre-determined hurdle for the performance period. The Performance Unit Plan was discontinued in 1999.

   Stock Options. Stock options have historically been a cornerstone of the Company's program for executive officer and employee compensation. By correlating this incentive with stockholder value, the Compensation Committee seeks to create and strengthen the long-term mutuality of interest between the Company's employees and its stockholders in the Company's growth in real value over the long-term.

   The Compensation Committee authorized a grant of non-qualified stock options in 2000 to executive officers, including the Chief Executive Officer, and other key employees which the Compensation Committee believed would serve to reinforce the Company's ability to retain and motivate its highly qualified management team. Options awarded to the Chief Executive Officer and the other named executive officers are shown in the table entitled, "Option Grants in Last Fiscal Year." Such stock options have an exercise price per share equal to the average of the high and low market prices of Common Stock on the date of grant, and become exercisable six months after the date of grant. The shares received upon exercise of such options having an aggregate market value in excess of the aggregate exercise price of the options so exercised (i.e., option profits) are generally subject to forfeiture, with respect to 100% of the grant if the optionee does not remain with the Company until the second anniversary of the date of the option grant, and with respect to 50% of the grant if the optionee does not remain with the Company until the third anniversary of the date of the option grant.

   Replacement of Certain Stock Option Grants with Restricted Stock. To provide enhanced motivation to certain executive officers and other active employees, and to reduce the number of stock options outstanding, effective as of March 24, 2000, the Compensation Committee authorized the exchange of certain stock options, having an exercise price above $22.00 per share, for an economically equivalent grant of restricted stock. The exchange, which was voluntary, replaced 15.3 million option shares with 1.6 million restricted shares. The exchange rate for each option was determined using a modified Black-Scholes calculation. The number of stock options surrendered (and the number of restricted shares issued in exchange) for Messrs. Goldstein, Markee and Staley were 932,308 (74,738), 425,300 (47,561) and 267,300 (33,418),
respectively. Messrs. Eyler and Shannon held no stock options that qualified for the exchange. Shares of restricted stock resulting from the exchange will become vested over a period of three years, with one-half of the grant becoming vested at the end of two years from the grant date and the remainder becoming vested at the end of three years from the grant date.


                  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER


   On January 17, 2000, John H. Eyler, Jr. was named the Company's President and Chief Executive Officer. Mr. Eyler has entered into an employment agreement with the Company, as described under "Employment Agreements."

   The Chief Executive Officer of the Company participates in the Company's executive compensation plans on the same basis as all other executive officers and key employees. In determining the Chief Executive Officer's compensation opportunities and performance goals, the Compensation Committee conducts the same type of competitive review and analysis as it does for other executive officers. For 2000, the Compensation Committee established the Chief Executive Officer's total compensation (base salary, annual incentives, restricted stock and stock options) for target performance between the 50th and the 75th percentiles for chief executive officers of the peer group companies.

   Based on the improvement in corporate consolidated EVA, Mr. Eyler earned an above target bonus on that portion of his annual incentive related to financial performance. Based on the Committee's evaluation of his achievement of strategic objectives during fiscal year 2000, Mr. Eyler received a target bonus for that portion of his annual incentive attributable to non-financial objectives. In addition, the Committee approved a supplemental discretionary award to Mr. Eyler for his performance in 2000 in the amount of $250,000 to be deferred under the

Corporation's Deferred Compensation Plan until a date at least six months after Mr. Eyler's retirement from the Corporation.

   A survey conducted by Sibson in December 2000 demonstrated that Mr. Eyler's total compensation package was significantly below those of chief executive officers at competitor companies. Mr. Eyler's package was found to be particularly lagging in terms of equity compensation (stock options and stock grants). Although his previously granted and planned awards of stock options and restricted shares have significant retention power through 2002, the Committee was concerned with the Corporation's ability to retain Mr. Eyler beyond that period as his visibility in the market increased. In order to provide additional incentive for Mr. Eyler to remain with the Corporation, in March 2001 the Committee approved an equity retention program comprised of 340,000 premium-priced stock options and 120,000 shares of performance-vested restricted stock. Based on the average market price of Toys "R" Us common stock on April 6, 2001 (the grant date) of $25.58, Mr. Eyler was granted 68,000 options, each, at exercise prices of $28.13, $30.69, $33.25, $35.81 and
$38.36. The options vest on the fifth anniversary of the grant date, and have a ten-year term. The restricted shares will vest on the fifth anniversary of the grant date provided that the average price of Toys "R" Us common stock is at least $41.19 at the vesting date, representing a compound annual growth rate of 10%. Such restricted stock award is subject to approval by the stockholders of the proposed 2001 Stock Option and Performance Incentive Plan. It is the opinion of the Committee that the design of this retention package will achieve its retention goal, is consistent with competitive precedents and aligned with stockholder interests.

Tax Considerations

   Section 162(m) of the Internal Revenue Code limits the Company's tax deduction to $1 million for compensation paid to the named proxy officers unless certain requirements are met. One of the requirements is that compensation over $1 million must be based upon attainment of performance goals approved by stockholders. The Management Incentive Compensation Plan and the 1994 Stock Option and Performance Incentive Plan, which were approved by stockholders, are designed to meet these requirements. The Committee's policy is to preserve corporate tax deductions attributable to the compensation of certain executives while maintaining flexibility to approve, when appropriate, compensation arrangements which it deems to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility.

                             Norman S. Matthews, Chair
                             Calvin Hill
                             Arthur B. Newman

                             Members of the Management
                             Compensation and Stock
                             Option Committee

Certain Transactions

   None.

Compensation Committee Interlocks and Insider Participation

   The current members of the Company's Compensation Committee are Messrs. Hill, Matthews and Newman, none of whom is a current or former officer or employee of the Company. There were no "Compensation Committee Interlocks" during fiscal year 2000.

Five-Year Stockholder Return Comparison

   Set forth below is a line-graph presentation comparing the cumulative stockholder return on Common Stock, on an indexed basis, against the cumulative total returns of the S&P Composite-500 Stock Index and the S&P Retail Composite Index for the period of the Company's last five fiscal years (January 29, 1996 = 100):

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN ON
                  TOYS "R" US, INC. COMMON STOCK, S&P 500 AND
                          S&P RETAIL COMPOSITE INDICES




                                  [LINE GRAPH]


                                                   Year
                             -------------------------------------------------
                             1996     1997     1998     1999     2000     2001
                             ----     ----     ----     ----     ----     ----
Toys "R" Us                   100    113.6    121.9     68.2     45.7    119.3
Standard & Poor's 500         100    126.3    160.3    212.4    234.4    232.3
S&P Retail Composite Index    100    119.3    176.9    289.8    290.2    310.3











Compliance with Section 16(a)

   The Company believes that all persons who were subject to Section 16(a) of the Securities Exchange Act for the past fiscal year complied with the filing requirements thereof with the exception of a late Form 5 filing by former Chief Executive Officer Robert Nakasone. In making this disclosure, the Company has relied on written representations of its directors and executive officers and its ten percent holders (if any) and copies of the reports that they have filed with the Commission.


                            PROPOSAL TO APPROVE THE
                2001 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

Approval of Plan

   Approval of the 2001 Plan requires the affirmative vote of a majority of the shares of Common Stock represented at the meeting in person or by proxy.

   The Board of Directors recommends that stockholders vote their shares FOR approval of the 2001 Plan as described herein.

   On March 28, 2001, the Board of Directors of the Company approved and adopted, subject to stockholder approval, the Toys "R" Us, Inc. 2001 Stock Option and Performance Incentive Plan (the "2001 Plan") which was established and recommended to the Board of Directors by the Compensation Committee.

   The 2001 Plan will allow the Company to offer equity incentives to attract, retain and motivate highly qualified individuals essential to the Company's long-term growth and success.

Description of the Incentive Plan

   The following is a summary of the terms of the 2001 Plan, which is qualified in its entirety by the complete text of the 2001 Plan attached to this Proxy Statement as Exhibit B.

Purpose of Plan

   The purpose of the 2001 Plan is to encourage and enable employees of the Company and its subsidiaries to acquire a proprietary interest in the Company through the ownership of Common Stock, and other rights with respect to the Common Stock. Such ownership provides employees with a more direct stake in the future welfare of the Company and encourages them to remain with the Company and its subsidiaries. Management believes that the 2001 Plan encourages qualified persons to seek and accept employment with the Company and its subsidiaries.

Maximum Shares Available

   The maximum aggregate number of shares of Common Stock available for award under the Plan to employees of the Company and its subsidiaries is 5,000,000, subject to the Maximum Individual Award. The Compensation Committee may, at its discretion, also award Tax Offset Payments (as defined below) under the 2001 Plan subject to such maximum number of shares available for issuance. The shares of Common Stock available under the 2001 Plan and all awards are subject to adjustment in certain circumstances as hereinafter described.

Administration of the Plan

   A committee of two or more outside directors administers the 2001 Plan, and such committee must be composed of eligible directors. The determination of which members of the Board serve on this committee is made in accordance with the requirements of Section 162(m) of the Code (and any regulations promulgated thereunder). Such committee has the full power in its discretion to grant awards under the 2001 Plan, to determine the terms thereof, to interpret the provisions of the 2001 Plan and to take such action as it deems necessary or advisable for the administration of the 2001 Plan. The Board of Directors has authorized the Compensation Committee to function as the committee under the 2001 Plan.

Eligibility and Participation

   All employees of the Company and its subsidiaries are generally eligible to receive awards under the 2001 Plan, although stock option grants to non-management employees are being made under the Toys "R" Us, Inc. 1995 and 1997 Employee Stock Option Plans. Participation in the 2001 Plan is at the discretion of the Compensation Committee and is based upon the employee's present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Compensation Committee deems relevant.

Type of Awards Under the Plan

   The 2001 Plan provides that the Compensation Committee may grant awards to employees in any of the following forms, subject to such terms, conditions and provisions as the Compensation Committee may determine to be necessary or desirable: (i) incentive stock options ("ISOs"); (ii) nonstatutory qualified stock options ("NSOs"); (iii) stock appreciation rights ("SARs"); (iv) Restricted Shares; (v) Restricted Units; (vi) Performance Units; (vii) Unrestricted Shares; and (viii) tax offset payments ("Tax Offset Payments").

Grants of Options and SARs

   The Compensation Committee may award ISOs and/or NSOs to employees (collectively, "Options"). SARs may be awarded either in tandem with Options ("Tandem SARs") or on a stand-alone basis ("Nontandem SARs").

Option/SAR Price

   The exercise price of an option is determined by the Compensation Committee at the time of the grant. The exercise price determined with respect to an Option is also applicable in connection with the exercise of any Tandem SAR granted with respect to such Option. At the time of grant of a Nontandem SAR, the Compensation Committee specifies the base price of the shares of Common Stock to be used for determining the amount of cash or number of shares of Common Stock to be distributed upon the exercise of such Nontandem SAR. Neither the option price per share of Common Stock nor the base price of Nontandem SARs will be less than 100% of the Market Price (as defined in the 2001 Plan) of the Common Stock on the date of such grant.

Vesting

   The Compensation Committee will determine at the time of grant the terms under which Options and SARs shall vest and become exercisable.

Special Limitations on ISOs

   No ISO may be granted to an employee who owns, at the time of the grant, stock representing more than 10% of the total voting power of all classes of stock of the Company or its subsidiaries (a "10% Stockholder") unless the exercise price for the shares subject to such ISO is at least 110% of the Market Price on the date of grant and such ISO award is not exercisable more than five years after its date of grant. In addition, the total fair market value of shares subject to ISOs which are exercisable for the first time by an employee in a given calendar year shall not exceed $100,000, valued as of the date of the ISO's grant. ISOs may not be granted more than 10 years after the date of adoption of the 2001 Plan by the Board of Directors.

Exercise of Options and SARs

   An Option may be exercised in whole or in part in accordance with procedures established by the Compensation Committee. Common Stock purchased upon the exercise of the Option shall be paid for in full at the time of purchase. Such payment shall be made in cash or, if the Compensation Committee so permits, through delivery of shares of Common Stock, or a combination of cash and shares of Common Stock. Any shares of Common Stock so delivered shall be valued at their Market Price on the date of exercise. If payment for exercised Options is made through the delivery of shares of Common Stock, the Compensation Committee, in accordance with procedures it established, may grant Restoration Options (which would be NSOs) to the person exercising the Option for the purchase of a number of shares equal to the number of shares of Common Stock delivered to the Company in connection with the payment of the exercise price of the Option and the payment of or surrender of shares for any withholding taxes due upon such exercise. The exercise price per share under each Restoration Option shall be the Market Price of the Common Stock on the date the Restoration Option is granted.

   Tandem SARs are exercisable only to the extent that the related Option is exercisable and only for the period determined by the Compensation Committee. Upon exercise of all or a portion of Tandem SARs, the related Option shall be canceled with respect to an equal number of shares of Common Stock. Similarly, upon exercise of all or a portion of an Option, the related Tandem SARs shall be canceled with respect to an equal number of shares of Common Stock. Nontandem SARs shall be exercisable for the period determined by the Compensation Committee.

Surrender or Exchange of SARs

   Upon surrender of a Tandem SAR and the related unexercised Option, an employee is entitled to receive shares of Common Stock having an aggregate Market Price equal to (i) the Market Price of the shares subject to the unexercised Option, less (ii) the aggregate exercise price specified in the Option. Upon surrender of a Non-tandem SAR, an employee is entitled to receive shares of Common Stock having an aggregate Market Price equal to (i) the Market Price of the shares covered by the Nontandem SAR, less (ii) the aggregate base price of such shares specified by the Compensation Committee. The Compensation Committee, at its discretion, may cause all or any portion of such payment to be made in cash in lieu of Common Stock. Fractional shares resulting from the exercise of an SAR are paid in cash.

Nontransferability of Options and SARs

   Options and SARs are not transferable except by will or applicable laws of descent and distribution. The Compensation Committee may, however, authorize certain transfers to the extent allowable under applicable law.

Expiration of Options

   Options will expire at such time as the Compensation Committee determines. ISOs may not be exercised more than 10 years from the date of the grant, unless held by a 10% Stockholder, in which case such ISOs may not be exercised more than five years from the date of grant.

Termination of Options and SARs

   Except as expressly determined by the Compensation Committee in its sole discretion, no Option or SAR shall be exercisable after 30 days following an employee's termination of employment with the Company or a subsidiary, unless such termination of employment occurs by reason of such employee's Disability, Retirement, death or a Relocation Event (each as defined in the 2001 Plan). In addition, the Compensation Committee may, in its sole discretion, cause any Option or SAR to be forfeited upon an employee's termination of employment if the employee was terminated for cause (as defined in the 2001 Plan).

Restricted Shares

   Restricted Shares granted under the 2001 Plan may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Compensation Committee. The restrictions applicable to Restricted Shares may lapse upon completion of a specified period of service and/or when one or more specified Performance Objectives have been satisfied. The Compensation Committee may also impose additional restrictions on an employee's right to dispose of or encumber Restricted Shares. Unless the Compensation Committee determines otherwise, holders of Restricted Shares shall have the right to vote such shares and the right to receive cash dividends with respect to such shares.

   Upon termination of an employee's employment prior to the end of the applicable restricted period, Restricted Shares granted to such employee shall be forfeited; however, in the event of such employee's retirement, death, total disability, or certain other events the Compensation Committee shall have the discretion to determine otherwise.

Restricted Units and Performance Units

   The Compensation Committee may award Restricted Units, which are equivalent to one share of Common Stock, and Performance Units which will have a specified value or formula-based value at the end of a performance period. The Compensation Committee shall determine performance periods and Performance Objectives in connection with each grant of Restricted Units or Performance Units. Restricted Units may be granted without Performance Objectives subject to the completion of a specified period of service.

   Vesting of Restricted Units and Performance Units will occur upon achievement of the applicable objectives within the applicable performance period. It is intended that vesting of Restricted Units and Performance Units may be based upon achieving one or more Performance Objectives established by the Compensation Committee. Payment for vested Restricted Units and Performance Units may be in cash, Common Stock or any combination thereof, as determined by the Compensation Committee.

   No voting or dividend rights attach to the Restricted Units. The Compensation Committee may, however, credit an employee's Restricted Unit account with additional shares equivalent to the fair market value of any dividends paid on a number of shares of Common Stock equal to the number of Restricted Units held by such employee.

Unrestricted Shares

   Unrestricted Shares may also be granted at the discretion of the Compensation Committee. No payment shall be required for the Unrestricted Shares.

Tax Offset Payments

   The Compensation Committee may make Tax Offset Payments to assist employees in paying income taxes incurred as a result of their participation in the 2001 Plan. The number of shares with respect to which Tax Offset Payments may be awarded will not exceed the number of shares available for issuance under the 2001 Plan. The amount of the Tax Offset Payments will be determined by multiplying a percentage (established by the Compensation Committee) by all or a portion of the taxable income recognized by an employee upon (i) the exercise of a NSO or SAR; (ii) the disposition of shares received upon exercise of an ISO; (iii) the lapse of restrictions on Restricted Shares; (iv) the award of Unrestricted Shares; or (v) payments of Restricted Units or Performance Units.

Adjustment Upon Changes in Capitalization

   The number and class of shares available under the 2001 Plan may be adjusted by the Compensation Committee to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Company. At the time of grant of any award, the Compensation Committee may provide that the number and class of shares issuable in connection with such award shall be adjusted in certain circumstances to prevent dilution or enlargement of rights.

Termination

   Awards granted prior to a termination of the 2001 Plan shall continue in accordance with their terms following such termination. No amendment, suspension or termination of the 2001 Plan shall adversely affect the rights of an employee in awards previously granted without such employee's consent.

Federal Income Tax Consequences

   The following summary is based upon an analysis of the Code and judicial and administrative authorities now in effect. Moreover, the following is only a summary of federal income tax consequences and the federal income tax consequences to employees may be either more or less favorable than those described below depending on their particular circumstances.

Incentive Stock Options

   All options that qualify under the rules of Section 422 of the Code will be entitled to "incentive option" treatment. In general, neither the grant nor the exercise of an ISO awarded under the 2001 Plan will result in taxable income to the employee or a deduction to the Company. However, the excess of the fair market value of the Common Stock acquired upon exercise of an ISO over the option price is included in the "alternative minimum taxable income" of the optionee for the year in which the ISO is exercised and may subject the optionee to increased taxes under the "alternative minimum tax." To receive incentive option treatment, generally, the optionee must not dispose (a "disqualifying disposition") of the Common Stock within two years after the option is granted and must hold the Common Stock itself for at least one year after the transfer of such Common Stock to such optionee.

   If Common Stock acquired pursuant to the exercise of an ISO is disposed of in a disqualifying disposition, any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as (i) ordinary income to the extent of the difference between the exercise price and the lesser of (a) the fair market value of the Common Stock on the date the ISO is exercised and (b) the amount realized on such disqualifying disposition; and
(ii) short-term or long-term capital gain to the extent of any excess of the amount realized on the disposition over the fair market value of the Common Stock on the date the ISO was exercised. Upon a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time such income is recognized.

   Payment for Common Stock upon the exercise of an ISO may, at the discretion of the Compensation Committee, be made in whole or in part with other shares of Common Stock. If an optionee uses stock acquired pursuant to the exercise of any ISO to acquire other stock in connection with the exercise of an ISO, such use may constitute a disqualifying disposition of the stock so used.

Nonstatutory Stock Options

   Generally, no taxable income will be recognized by the optionee and no deduction will be available to the Company upon the grant of a NSO, including a NSO that is a Restoration Option. Upon exercise of a NSO, an optionee generally will recognize an amount of ordinary income and the Company will be entitled to a corresponding tax deduction equal to the amount by which the fair market value of the shares on the exercise date exceeds the exercise price.

Stock Appreciation Rights, Restricted Units and Performance Units

   The grant of a SAR, Restricted Unit or Performance Unit will not result in any federal income tax consequences to the employee or the Company. Generally, the employee will recognize ordinary income upon the receipt of payment pursuant to a SAR, Restricted Unit or Performance Unit, and the Company will be entitled to a corresponding deduction, in an amount equal to the fair market value of the Common Stock and the aggregate amount of cash received.

Restricted Shares

   Generally, absent an election to be taxed currently under Section 83(b) of the Code (a "Section 83(b) Election"), there will be no federal income tax consequences to either the employee or the Company upon the grant of Restricted Shares. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the Restricted Shares, the employee will recognize ordinary income and the Company will be entitled to a corresponding deduction in an amount equal to the fair market value of the Common Stock at that time. If an employee makes a Section 83(b) Election within 30 days after the date the Restricted Shares are transferred to the employee, the employee will recognize ordinary income at the time of the receipt of the Restricted Shares and the Company will be entitled to a corresponding deduction, in an amount equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time. If a Section 83(b) Election is made, no additional income will be recognized by the employee upon the lapse of restrictions on the shares, but, if the shares are subsequently forfeited, the employee will not be entitled to any loss or deduction in respect of such forfeiture.

Unrestricted Shares

   Generally, the employee will recognize ordinary income upon the receipt of Unrestricted Shares, and the Company will be entitled to a corresponding deduction, in an amount equal to the fair market value of the Unrestricted Shares.

Tax Offset Payments

   Tax Offset Payments will constitute ordinary income to an employee when received by an employee or when used by the Company to satisfy its withholding obligations with respect to an employee. The Company generally will be entitled to a tax deduction equal to the amount of the Tax Offset Payment included in an employee's income.

Limitations on the Company's Compensation Deduction

   Under Section 162(m) of the Code, the Company may not deduct otherwise deductible compensation paid to "Covered Employees" (i.e., generally, the Chief Executive Officer and the four highest compensated officers of the Company) to the extent that such compensation exceeds $1 million. An exception applies, however, for performance-based compensation if the terms under which such compensation is paid are approved by the Company's stockholders and certain other requirements are satisfied. Although the Company intends that awards under the 2001 Plan (other than grants of Unrestricted Shares and Tax Offset Payments, as described below) will satisfy the requirements to be considered performance-based compensation for purposes of Section 162(m) of the Code, there is no assurance such awards will satisfy such requirements, and, accordingly, Section 162(m) of the Code may limit the amount of deductions otherwise available to the Company (as described in the foregoing summary) with respect to awards to "Covered Employees" under the 2001 Plan. The inclusion of the Maximum Individual Award and the Performance Objectives satisfy the requirements of Section 162(m) by establishing a maximum number of shares that may be represented by awards granted to any employee and by specifying the performance criteria that may be used by the Compensation Committee with respect to awards made under the 2001 Plan. In addition, because the grant of Unrestricted Shares and the payment of Tax Offset Payments will not be conditioned upon the achievement of performance goals, the deduction attributable to the grant of Unrestricted Shares and the payment of Tax Offset Payments to "Covered Employees" may be limited under
Section 162(m) of the Code.

Tax Withholding

   The Compensation Committee may require payment, or withhold payments made under the 2001 Plan, in order to satisfy applicable withholding tax requirements.

Effect of Approval of the 2001 Plan

   Approval by the stockholders of the 2001 Plan will permit greater utilization of Restoration Options and permit the Compensation Committee the ability to award Restricted Shares, Restricted Units and Performance Units based upon the specified performance criteria, thereby preserving the deductibility of the resulting compensation. As the administration of the 2001 Plan involves discretionary choices to be made by the Compensation Committee, the effect of approval of the 2001 Plan, if approved by the stockholders, is not determinable. If the 2001 Plan is not approved, the Compensation Committee will make future grants, if any, only in accordance with the terms of the Amended and Restated 1994 Stock Option and Performance Incentive Plan.

                            APPOINTMENT OF AUDITORS

   The Board of Directors has appointed Ernst & Young LLP as the Company's independent auditors to conduct the audit of the Company's books and records for the fiscal year ended February 2, 2002. Ernst & Young LLP also served as the Company's independent auditors for the previous fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement should they so desire.

Audit Fees

   The aggregate fees billed by Ernst & Young LLP and the member firms of Ernst & Young, and their respective affiliates (collectively, "Ernst & Young") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended February 3, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $1,443,000.

Financial Information Systems Design and Implementation Fees

   Ernst & Young billed $250,000 for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended February 3, 2001.

All Other Fees

   The aggregate fees billed by Ernst & Young for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended February 3, 2001 were $2,802,000.

   The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Ernst & Young LLP's independence.


                      SUBMISSION OF STOCKHOLDER PROPOSALS


   Proposals of stockholders submitted for inclusion in the proxy material to be distributed by the Company in connection with the annual meeting to be held in 2002 must be received by December 31, 2001.

   In addition, written notice of stockholder proposals (other than nominations of persons for election to the Board of Directors and other than proposals submitted to the Company for inclusion in the proxy material) for consideration at the annual meeting to be held in 2002 must be received by the Company no later than March 16, 2002 in order to be considered timely. The persons designated as proxies by the Company in connection with the annual meeting to be held in 2002 will have discretionary voting authority with respect to any stockholder proposal of which the Company did not receive timely notice.

                             By order of the Board of Directors

                             CHRISTOPHER K. KAY
                             Executive Vice President--
                             General Counsel and Secretary

April 30, 2001

                                                                      Exhibit A


                               TOYS "R" US, INC.

                            Audit Committee Charter


Scope and Purpose

   The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities. The Committee accomplishes this, in part, through its reviews of financial reports and other financial information, a portion of which is provided by the Company to regulatory bodies, the public and other users thereof, the Company's systems of internal accounting and financial controls, the Company's legal compliance and ethics programs, as established by the Board and management, and the annual independent audit of the Company's financial statements.

   In discharging its role, the Committee shall maintain a free and open means of communication between its members, the outside auditors, the internal auditors and management. The outside auditors and the internal auditors are ultimately accountable to the Board and the Committee. The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee is also empowered to retain outside counsel, auditors or other experts for this purpose.

   Committee Responsibilities

   The Committee's responsibility is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff, as well as the outside auditors, have more knowledge and detailed information about the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

   The following shall be the common recurring activities of the Committee in carrying out its oversight function. These activities are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate.

     o The Committee shall review with management and the outside auditors the financial statements to be included in the Company's annual public report to stockholders.

     o The Committee shall review with management and the outside auditors the quarterly financial statements to the extent required by applicable auditing standards.

     o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls, and any related significant findings and recommendations of the outside auditors together with management's responses thereto.

     o    The Committee shall:

          o Obtain from the outside auditors annually, a formal written statement delineating all relationships between the auditor and its related entities and the Company and its related entities.

          o Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence and recommend to the Board appropriate action to address and resolve issues, if any, impacting the independence of the outside auditors.

     o The Committee shall review with management and the outside auditors the proposed scope of the audit for the current year and shall approve the audit fees to be paid to the outside auditors.

     o The Committee shall make recommendations to the Board of Directors regarding the selection, evaluation and, where appropriate, the replacement of the outside auditor.

     o The Committee shall review with management and the internal auditors:

          o Significant internal audit findings and management's responses thereto.

          o The scope of the internal audit plan and any significant changes thereto.

          o Periodic summaries of observations from completed internal audits and progress reports on audits included within the proposed internal audit plan.

     o The Committee shall, to the extent requested, make itself available to meet with the outside auditors and the internal auditors outside of the presence of management.

Composition and Membership

   The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange.

   Accordingly, all of the members will be directors:

     1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

     2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Meeting Schedule

   The Committee shall schedule at least three regular meetings annually and otherwise, as circumstances require. Minutes of all meetings shall be kept. The Chairman of the Committee shall report on the Committee's activities and actions to the Board as considered necessary.

Maintenance of Audit Committee Charter

   The Committee shall review the adequacy of this Charter on an annual basis. This Charter shall be included in the Company's proxy statement once every three years.

                                                                      Exhibit B


                               TOYS "R" US, INC.

                2001 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

                               TOYS "R" US, INC.

                2001 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                                                                             Page
                                                                                                                             -----
ARTICLE 1 ESTABLISHMENT AND PURPOSE...........................................................................................B-1
   1.1         Establishment and Effective Date...............................................................................B-1
   1.2         Purpose........................................................................................................B-1
ARTICLE 2 AWARDS..............................................................................................................B-1
   2.1         Form of Awards.................................................................................................B-1
   2.2         Maximum Shares Available.......................................................................................B-1
   2.3         Return of Prior Awards.........................................................................................B-1
ARTICLE 3 ADMINISTRATION......................................................................................................B-2
   3.1         Committee......................................................................................................B-2
   3.2         Powers of Committee............................................................................................B-2
   3.3         Delegation.....................................................................................................B-2
   3.4         Interpretations................................................................................................B-2
   3.5         Liability; Indemnification.....................................................................................B-2
ARTICLE 4 ELIGIBILITY.........................................................................................................B-3
ARTICLE 5 STOCK OPTIONS.......................................................................................................B-3
   5.1         Grant of Options...............................................................................................B-3
   5.2         Designation As Non-Qualified Stock Option or Incentive Stock Option............................................B-3
   5.3         Option Price...................................................................................................B-3
   5.4         Limitation on Amount of Incentive Stock Options................................................................B-4
   5.5         Limitation on Time of Grant....................................................................................B-4
   5.6         Exercise and Payment...........................................................................................B-4
   5.7         Term...........................................................................................................B-4
   5.8         Rights as a Stockholder........................................................................................B-4
   5.9         General Restrictions...........................................................................................B-4
   5.10        Cancellation of Stock Appreciation Rights......................................................................B-4
ARTICLE 6 STOCK APPRECIATION RIGHTS...........................................................................................B-5
   6.1         Grants of Stock Appreciation Rights............................................................................B-5
   6.2         Limitations on Exercise........................................................................................B-5
   6.3         Surrender or Exchange of Tandem Stock Appreciation Rights......................................................B-5
   6.4         Exercise of Nontandem Stock Appreciation Rights................................................................B-5
   6.5         Settlement of Stock Appreciation Rights........................................................................B-5
   6.6         Cash Settlement................................................................................................B-5
ARTICLE 7 NONTRANSFERABLITY OF OPTIONS AND STOCK APPRECIATION RIGHTS..........................................................B-6
ARTICLE 8 EFFECT OF TERMINATION OF EMPLOYMENT, RELOCATION EVENT, DISABILITY, RETIREMENT OR DEATH .............................B-6
   8.1         General Rule...................................................................................................B-6
   8.2         Relocation Event...............................................................................................B-6
   8.3         Disability or Retirement.......................................................................................B-7
   8.4         Death..........................................................................................................B-7
   8.5         Leave of Absence...............................................................................................B-7
ARTICLE 9 CHANGE OF CONTROL...................................................................................................B-7
   9.1         Vesting of Options.............................................................................................B-7
   9.2         Officer's Employment...........................................................................................B-8

                                                                                                                               Page
                                                                                                                                ---
ARTICLE 10 RESTRICTED SHARES................................................................................................    B-8
   10.1        Grant Of Restricted Shares...................................................................................    B-8
   10.2        Restrictions.................................................................................................    B-8
   10.3        Restricted Stock Certificates................................................................................    B-8
   10.4        Rights of Holders of Restricted Shares.......................................................................    B-9
   10.5        Forfeiture...................................................................................................    B-9
   10.6        Vesting Upon Disability, Retirement or Death.................................................................    B-9
   10.7        Delivery of Restricted Shares................................................................................    B-9
ARTICLE 11 RESTRICTED UNITS.................................................................................................    B-9
   11.1        Award of Restricted Units....................................................................................    B-9
   11.2        Performance Period...........................................................................................    B-9
   11.3        Right to Payment of Restricted Units.........................................................................    B-9
   11.4        Payment for Restricted Units.................................................................................    B-9
   11.5        Voting and Dividend Rights...................................................................................    B-10
ARTICLE 12 PERFORMANCE UNITS................................................................................................    B-10
   12.1        Award of Performance Units...................................................................................    B-10
   12.2        Right to Payment of Performance Units........................................................................    B-10
   12.3        Payment for Performance Units................................................................................    B-10
ARTICLE 13 UNRESTRICTED SHARES..............................................................................................    B-11
   13.1        Award of Unrestricted Shares.................................................................................    B-11
   13.2        Delivery of Unrestricted Shares..............................................................................    B-11
ARTICLE 14 TAX OFFSET PAYMENTS..............................................................................................    B-11
ARTICLE 15 ADJUSTMENT UPON CHANGES IN CAPITALIZATION........................................................................    B-11
ARTICLE 16 AMENDMENT AND TERMINATION........................................................................................    B-11
ARTICLE 17 WRITTEN AGREEMENT................................................................................................    B-12
ARTICLE 18 MISCELLANEOUS PROVISIONS.........................................................................................    B-12
   18.1        Tax Withholding..............................................................................................    B-12
   18.2        Compliance with Section 16(b)................................................................................    B-12
   18.3        Successors...................................................................................................    B-12
   18.4        General Creditor Status......................................................................................    B-12
   18.5        No Right to Employment.......................................................................................    B-13
   18.7        Notices......................................................................................................    B-13
   18.8        Severability.................................................................................................    B-13
   18.9        Governing Law................................................................................................    B-13
ARTICLE 19 PERFORMANCE TARGETS..............................................................................................    B-13

                               TOYS "R" US, INC.
                2001 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

                                   ARTICLE 1

                           ESTABLISHMENT AND PURPOSE

         1.1 Establishment and Effective Date. Toys "R" Us, Inc., a Delaware corporation (the "Corporation"), hereby establishes a stock incentive plan to be known as the "Toys "R" Us, Inc. 2001 Stock Option and Performance Incentive Plan" (the "Plan"). The Plan shall become effective as of April 2, 2001, subject to the approval of the Corporation's stockholders. In the event that such stockholder approval is not obtained, any awards made hereunder shall be canceled and all rights of employees with respect to such awards shall thereupon cease. Upon approval by the Board of Directors of the Corporation (the "Board") and the Board's Management Compensation and Stock Option Committee (the "Committee"), awards may be made as provided herein.

         1.2 Purpose. The purpose of the Plan is to encourage and enable all employees (subject to such requirements as may be prescribed by the Committee) of the Corporation and its subsidiaries to acquire a proprietary interest in the Corporation through the ownership of the Corporation's common stock, par value $.10 per share ("Common Stock"), and other rights with respect to the Common Stock. Such ownership will provide such employees with a more direct stake in the future welfare of the Corporation and encourage them to remain with the Corporation and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Corporation and its subsidiaries.


                                   ARTICLE 2

                                     AWARDS


         2.1 Form of Awards. Awards under the Plan may be granted in any one or all of the following forms: (i) incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) non-qualified stock options ("Non-qualified Stock Options") (unless otherwise indicated, references in the Plan to "Options" shall include both Incentive Stock Options and Non-qualified Stock Options); (iii) stock appreciation rights ("Stock Appreciation Rights"), as described in Article 6 hereof, which may be awarded either in tandem with Options ("Tandem Stock Appreciation Rights") or on a stand-alone basis ("Nontandem Stock Appreciation Rights"); (iv) shares of Common Stock which are restricted as provided in Article 10 hereof ("Restricted Shares"); (v) units representing shares of Common Stock, as described in Article 11 hereof ("Restricted Units"); (vi) units which do not represent shares of Common Stock but which may be paid in the form of Common Stock, as described in Article 12 hereof ("Performance Units"); (vii) shares of Common Stock that are not subject to any conditions to vesting ("Unrestricted Shares"); and (viii) tax offset payments ("Tax Offset Payments"), as described in Article 14 hereof.

         2.2 Maximum Shares Available. The maximum aggregate number of shares of Common Stock available for award under the Plan is 5,000,000 subject to adjustment pursuant to Article 15 hereof; provided, that the aggregate shares of Common Stock underlying Restricted Shares, Restricted Units, Performance Units and Unrestricted Shares awarded under the Plan shall not exceed 2,000,000 subject to adjustment pursuant to Article 15 hereof. In addition, Tax Offset Payments which may be awarded under the Plan will not exceed the number of shares available for issuance under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Corporation. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option or any Nontandem Stock Appreciation Rights under the Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of Stock Appreciation Rights) without being exercised in whole or in part for any reason, or any Restricted Shares, Restricted Units or Performance Units are forfeited, or if such awards are settled in cash in lieu of shares of Common Stock, then such shares or units shall be available for subsequent awards under the Plan, upon such terms as the Committee may determine. Shares of Common Stock
(i) withheld by the Corporation in payment of the exercise price of options or taxes relating to awards, or (ii) surrendered to the

Corporation in payment of the exercise price of options or taxes relating to awards, will be available for awards under the Plan.

         2.3 Return of Prior Awards. As a condition to any subsequent award, the Committee shall have the right, at its discretion, to require employees to return to the Corporation awards previously granted under the Plan. Subject to the provisions of the Plan, such new award shall be upon such terms and conditions as are specified by the Committee at the time the new award is granted.


                                   ARTICLE 3

                                 ADMINISTRATION


         3.1 Committee. Awards shall be determined, and the Plan shall be administered, by the Committee as appointed from time to time by the Board, which Committee shall consist of not less than two (2) members of the Board. Except as permitted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Act"), and by Section 162(m) of the Code (or Regulations promulgated thereunder), no member of the Board may serve on the Committee if such member: (i) is or has been granted or awarded stock, stock options, stock appreciation rights or any other equity security or derivative security of the Corporation or any of its affiliates pursuant to the Plan either while serving on the Committee or during the one year period prior to being appointed to the Committee; (ii) is an employee or former employee of the Corporation; or (iii) receives remuneration from the Corporation, either directly or indirectly, in any capacity other than as a director.

         3.2 Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (ii) to designate Options as Incentive Stock Options or Non- qualified Stock Options and to determine which Options, if any, shall be accompanied by Tandem Stock Appreciation Rights, (iii) to grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights and to determine the terms and conditions of such rights; (iv) to grant Restricted Shares and to determine the term of the restricted period and other conditions and restrictions applicable to such shares; (v) to grant Restricted Units and Performance Units and to determine the performance objectives, performance periods and other conditions applicable to such shares or units; (vi) to grant Unrestricted Shares; (vii) to determine the amount of, and to make, Tax Offset Payments; and (viii) to determine the employees to whom, and the time or times at which, Options, Stock Appreciation Rights, Restricted Shares, Restricted Units, Performance Units and Unrestricted Shares shall be granted.

         3.3 Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation would cause the Plan to fail to comply with the "disinterested administration" rules under Section 16 of the Act. The Committee may also employ attorneys, consultants, accountants, or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

         3.4 Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Corporation, all employees who have received awards under the Plan and all other interested persons.

         3.5 Liability; Indemnification. No member of the Committee, nor any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the Corporation with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Corporation's Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between any such member and the Corporation.

                                   ARTICLE 4

                                  ELIGIBILITY


         Awards may be made to all employees of the Corporation or any of its subsidiaries (subject to such requirements as may be prescribed by the Committee); provided, however, that no employee may receive awards of or relating to more than 50% of the maximum shares of Common Stock available for award under the Plan as set forth in Section 2.2 hereof in a ten-year period. Awards may be made to a director of the Corporation who is not also a member of the Committee, provided that the director is also an employee. In determining the employees to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the nature of the services rendered by such employees, their present and potential contributions to the success of the Corporation and its subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant.

         As used herein the term "subsidiary" shall mean any present or future corporation, partnership or joint venture in which the Corporation owns, directly or indirectly, 40% or more of the economic interests. Notwithstanding the foregoing, only employees of the Corporation and any present or future corporation which is or may be a "subsidiary corporation" of the Corporation (as such term is defined in Section 424 (f) of the Code) shall be eligible to receive Incentive Stock Options.


                                   ARTICLE 5

                                 STOCK OPTIONS

         5.1 Grant of Options. Options may be granted under the Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine.

         5.2 Designation As Non-Qualified Stock Option or Incentive Stock Option. In connection with any grant of Options, the Committee shall designate in the written agreement required pursuant to Article 17 hereof whether the Options granted shall be Incentive Stock Options or Non-qualified Stock Options, or in the case both are granted, the number of shares of each.

         5.3 Option Price. The purchase price per share under each Incentive Stock Option shall be the Market Price (as hereinafter defined) of the Common Stock on the date the Incentive Stock Option is granted. The purchase price per share under each Non-qualified Stock Option shall be specified by the Committee, but in no event shall it be less than 100% of the Market Price on the date the Non- qualified Stock Option is granted. In no case, however, shall the purchase price per share of either an Incentive Stock Option or Non-qualified Stock Option be less than the par value of the Common Stock ($.10). Notwithstanding the foregoing, to the extent required by the Code, the purchase price per share under each Non-qualified Stock Option granted to an employee who is treated as a "covered employee" (as defined in Section 162(m)(3) of the Code) on the date such Non-Qualified Option is exercised shall not be less than 100% of the Market Price of the Common Stock on the date of the grant. In the case of an Incentive Stock Option granted to an employee owning (actually or constructively under Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Corporation or of a subsidiary (a "10% Stockholder"), the option price shall not be less than 110% of the Market Price of the Common Stock on the date of grant.

         The "Market Price" of the Common Stock on any day shall be determined as follows: (i) if the Common Stock is listed on a national securities exchange or quoted through the NASDAQ National Market System, the Market Price on any day shall be the average of the high and low reported Consolidated Trading sales prices, or if no such sale is made on such day, the average of the closing bid and asked prices reported on the Consolidated Trading listing for such day; (ii) if the Common Stock is quoted on the NASDAQ inter-dealer quotation system, the Market Price on any day shall be the average of the representative bid and asked prices at the close of business for such day; or (iii) if the Common Stock is not listed on a national stock exchange or quoted on NASDAQ, the Market Price on any day shall be the average of the high bid and low asked prices reported by the

National Quotation Bureau, Inc. for such day. In no event shall the Market Price of a share of Common Stock subject to an Incentive Stock Option be less than the fair market value as determined for purposes of Section 422(b)(4) of the Code. The Option price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Rights granted with respect to such Option.

         5.4 Limitation on Amount of Incentive Stock Options. In the case of Incentive Stock Options, the aggregate Market Price (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Corporation and any subsidiary) shall not exceed $100,000.

         5.5 Limitation on Time of Grant. No grant of an Incentive Stock Option shall be made under the Plan more than ten (10) years after the date the Plan is approved by stockholders of the Corporation.

         5.6 Exercise and Payment. Options may be exercised in whole or in part. Common Stock purchased upon the exercise of Options shall be paid for in full at the time of purchase. Such payment shall be made in cash or, in the discretion of the Committee, through delivery of shares of Common Stock or a combination of cash and Common Stock, in accordance with procedures to be established by the Committee. Any shares so delivered shall be valued at their Market Price on the date of exercise. Upon receipt of notice of exercise and payment in accordance with procedures to be established by the Committee, the Corporation or its agent shall (except as the Committee may otherwise determine on or prior to the date of grant of the Options being exercised) deliver to the person exercising such Options (or his or her designee a certificate for such shares. In the event that payment for exercised Options is made through the delivery of shares of Common Stock, the Committee, in accordance with procedures established by the Committee, may grant Non-qualified Stock Options ("Restoration Options") to the person exercising the Option for the purchase of a number of shares equal to the number of shares underlying the number of shares of Common Stock delivered to the Corporation in connection with the payment of the exercise price of the Option and the payment of or surrender of shares for any withholding taxes due upon such exercise. The purchase price per share under each Restoration Option shall be the Market Price of the Common Stock on the date the Restoration Option is granted.

         5.7 Term. The term of each Option granted hereunder shall be determined by the Committee; provided, however, that, notwithstanding any other provision of the Plan, in no event shall an Incentive Stock Option be exercisable after ten (10) years from the date it is granted, or in the case of an Incentive Stock Option granted to a 10% Stockholder, five (5) years from the date it is granted.

         5.8 Rights as a Stockholder. A recipient of Options shall have no rights as a stockholder with respect to any shares insurable or transferable upon exercise thereof until the date a stock certificate is issued to such recipient representing such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         5.9 General Restrictions. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue, transfer, or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been affected or obtained free of any conditions not acceptable to the Board.

         The Board or the Committee may, in connection with the granting of any Option, require the individual to whom the Option is to be granted to enter into an agreement with the Corporation stating that as a condition precedent to each exercise of the Option, in whole or in part, such individual shall if then required by the Corporation represent to the Corporation in writing that such exercise is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Board or the Committee may prescribe.

         5.10 Cancellation of Stock Appreciation Rights. Upon exercise of all or a portion of an Option, the related Tandem Stock Appreciation Rights shall be canceled with respect to an equal number of shares of Common Stock.

                                   ARTICLE 6

                           STOCK APPRECIATION RIGHTS


         6.1 Grants of Stock Appreciation Rights. Tandem Stock Appreciation Rights may be awarded by the Committee in connection with any Option granted under the Plan, either at the time the Option is granted or thereafter at any time prior to the exercise, termination or expiration of the Option. Nontandem Stock Appreciation Rights may also be granted by the Committee at any time. At the time of grant of Nontandem Stock Appreciation Rights, the Committee shall specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be used in connection with the calculation described in Section 6.4 below. The base price of any Nontandem Stock Appreciation Rights shall be not less than 100% of the Market Price of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of the Plan as the Committee shall determine.

         6.2 Limitations on Exercise. Tandem Stock Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the related Option). Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be canceled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon exercise of Tandem Stock Appreciation Rights shall not be available for subsequent awards under the Plan. Nontandem Stock Appreciation Rights shall be exercisable during such period as the Committee shall determine.

         6.3 Surrender or Exchange of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights shall entitle the recipient to surrender to the Corporation unexercised the related Option, or any portion thereof, and to receive from the Corporation in exchange therefor that number of shares of Common Stock having an aggregate Market Price equal to (A) the excess of (i) the Market Price of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Rights are exercised over (ii) the option price per share specified in such Option, multiplied by (B) the number of Common Stock subject to the Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

         6.4 Exercise of Nontandem Stock Appreciation Rights. The exercise of Nontandem Stock Appreciation Rights shall entitle the recipient to receive from the Corporation that number of shares of Common Stock having an aggregate Market Price equal to (A) the excess of (i) the Market Price of one (1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Rights are exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Rights, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Rights, or the portion thereof being exercised. Cash shall be delivered in lieu of any fractional shares.

         6.5 Settlement of Stock Appreciation Rights. As soon as it reasonably practicable after the exercise of any Stock Appreciation Rights, the Corporation shall (i) issue, in the name of the recipient, stock certificates representing the total number of full shares of Common Stock to which the recipient is entitled pursuant to Section 6.3 or 6.4 hereof and cash in an amount equal to the Market Price, as of the date of exercise, of any resulting fractional shares, and (ii) if the Committee causes the Corporation to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Rights in cash pursuant to Section 6.6 hereof, deliver to the recipient an amount in cash equal to the Market Price, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

         6.6 Cash Settlement. The Committee, in its discretion, may cause the Corporation to settle all or any part of its obligation arising out of the exercise of Stock Appreciation Rights by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the Market Price of such shares on the date of exercise.

                                   ARTICLE 7

           NONTRANSFERABLITY OF OPTIONS AND STOCK APPRECIATION RIGHTS


         No Option or Stock Appreciation Rights may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution and no Option or Stock Appreciation Rights shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option or Stock Appreciation Rights not specifically permitted therein shall be null and void and without effect. An Option or Stock Appreciation Rights may be exercised by the recipient only during his or her lifetime, or following his or her death pursuant to Section 8.4 hereof.

         Notwithstanding anything to the contrary in the preceding paragraph, the Committee may, in its sole discretion, cause the written agreement relating to any Non-qualified Stock Options or Stock Appreciation Rights granted hereunder to provide that the recipient of such Non-qualified Stock Options or Stock Appreciation Rights may transfer any of such Non-qualified Stock Options or Stock Appreciation Rights other than by will or the laws of descent and distribution in any manner authorized under applicable law; provided, however, that in no event may the Committee permit any transfers which would cause this Plan to fail to satisfy the applicable requirements of Rule 16b-3 under the Act, or would cause any recipient of awards hereunder to fail to be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act or be subject to liability thereunder.


                                   ARTICLE 8

             EFFECT OF TERMINATION OF EMPLOYMENT, RELOCATION EVENT,
                        DISABILITY, RETIREMENT or DEATH

         8.1 General Rule. Except as expressly determined by the Committee in its sole discretion, no Option or Stock Appreciation Rights shall be exercisable after 30 days following the recipient's termination of employment with the Corporation or a subsidiary, unless such termination of employment occurs by reason of (i) a Relocation Event (as defined in Section 8.2), (ii) Disability or Retirement (as defined in Section 8.3) or (iii) death.

         Options and Stock Appreciation Rights shall not be affected by any change of employment so long as the recipient continues to be employed by either the Corporation or a subsidiary. The Committee may, in its sole discretion, cause any Option or Stock Appreciation Rights to be forfeited upon an employee's termination of employment if the employee was terminated for one (or more) of the following reasons: (i) the employee's conviction, or plea of guilty or nolo contendere to the commission of a felony, (ii) the employee's commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Corporation or a subsidiary, (iii) an act of dishonesty by the employee resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Corporation or a subsidiary, (iv) any breach of the employee's fiduciary duties to the Corporation as an employee or officer, or
(v) a violation by the employee of the Toys "R" Us Code of Ethical Standards and Business Practices and Conduct or any other serious violation of a Corporation policy. It shall be within the sole discretion of the Committee to determine whether the employee's termination was for one of the foregoing reasons, and the decision of the Committee shall be final and conclusive.

         8.2 Relocation Event. Options and Stock Appreciation Rights granted to an employee shall remain outstanding after termination of such employee's employment with the Corporation or a subsidiary, if such termination solely occurs by reason of a "Relocation Event," which shall be deemed to occur if (i) husband and wife are both current employees of the Corporation, (ii) the Corporation transfers one spouse to a new location, (iii) the Corporation is unable to offer the other spouse a position that is substantially comparable to his or her current position, and (iv) as a result, the other spouse's employment with the Corporation is terminated and the other spouse, as recipient, holds outstanding Options or Stock Appreciation Rights.

         In case of a Relocation Event, the Options or Stock Appreciation Rights held by a terminated employee shall be exercisable for a period equal to the lesser of (i) the period such Options or Stock Appreciation Rights would be exercisable absent the termination of such employee, and (ii) the period such Options or Stock Appreciation Rights would be exercisable if granted to the spouse continuing in the Corporation's employ on the date originally granted to the terminated spouse; provided, however, that any Incentive Stock Option of such recipient shall no longer be treated as an Incentive Stock Option unless exercised within three (3) months of the date of such Disability or Retirement (or within one (1) year in the case of an employee who is "disabled" within the meaning of Section 22(e)(3) of the
Code).

         8.3 Disability or Retirement. Except as expressly provided otherwise in the written agreement relating to any Option or Stock Appreciation Rights granted under the Plan, in the event of the Disability or Retirement of a recipient of Options or Stock Appreciation Rights, the Options or Stock Appreciation Rights which are held by such recipient on the date of such Disability or Retirement, whether or not otherwise exercisable on such date, shall be exercisable at any time until the expiration date of the Options or Stock Appreciation Rights; provided, however, that any Incentive Stock Option of such recipient shall no longer be treated as an Incentive Stock Option unless exercised within three (3) months of the date of such Disability or Retirement (or within one (1) year in the case of an employee who is "disabled" within the meaning of Section 22(e)(3) of the Code).

         "Disability" shall mean any termination of employment with the Corporation or a subsidiary because of a long-term or total disability, as determined by the Committee in its sole discretion. "Retirement" shall mean a termination of employment with the Corporation or a subsidiary either (i) on a voluntary basis by a recipient who is at least 55 years of age and has at least 10 years of service with the Corporation or a subsidiary or (ii) on an involuntary basis (other than for cause) by a recipient who is at least 60 years of age; or (iii) otherwise with the written consent of the Committee in its sole discretion. The decision of the Committee shall be final and conclusive.

         8.4 Death. In the event of the death of a recipient of Options or Stock Appreciation Rights while an employee of the Corporation or any subsidiary, Options or Stock Appreciation Rights which are held by such employee at the date of death, whether or not otherwise exercisable on the date of death, shall be exercisable by the beneficiary designated by the employee for such purpose (the "Designated Beneficiary") or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease the employee, by the employee's personal representatives, heirs or legatees at any time within three (3) years from the date of death (subject to the limitation in Section 5.7 hereof), at which time such Options or Stock Appreciation Rights shall terminate; provided, however, that any Incentive Stock Option of such recipient shall no longer be treated as an Incentive Stock Option unless exercised within three (3) months of the date of the recipient's death.

         In the event of the death of a recipient of Options or Stock Appreciation Rights following a termination of employment due to Retirement or Disability, if such death occurs before the Options or Stock Appreciation Rights are exercised, the Options or Stock Appreciation Rights which are held by such recipient on the date of termination of employment, whether or not otherwise exercisable on such date, shall be exercisable by such recipient's Designated Beneficiary, or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease such recipient, by such recipient's personal representatives, heirs, or legatees to the same extent such Options or Stock Appreciation Rights were exercisable by the recipient following such termination of employment.

         8.5 Leave of Absence. In the case of an employee on an approved leave of absence, the Options and Stock Appreciation Rights of such employee shall not be affected unless such leave is longer than six months. The date of exercisability of any Options or Stock Appreciation Rights of an employee which are unexercisable at the beginning of an approved leave of absence lasting longer than six months shall be postponed for a period equal to the length of such leave of absence but not beyond the term of the Options and Stock Appreciation Rights. Notwithstanding the foregoing, the Committee may, in its sole discretion, waive in writing any such postponement of the date of exercisability of any Options of Stock Appreciation Rights due to a leave of absence.


                                   ARTICLE 9

                               CHANGE OF CONTROL


         9.1 Vesting of Options. All unvested Options shall vest immediately on the date of a Change of Control (as defined below), unless, in connection with such transaction, (i) such Options are to remain outstanding, (ii) such Options are assumed by the surviving corporation or its parent, or (iii) the surviving corporation or its parent substitutes options and awards with substantially the same terms for such Options. A "Change of Control" shall mean: (a) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination each of the following would be correct: (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the person resulting from such Business Combination (including, without limitation, a person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Company common stock and outstanding Company voting securities, as the case may be, and (ii) no person (excluding (A) any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, or such corporation resulting from such Business Combination or any Affiliate of such corporation, or (B) any entity in which such person has a material equity interest, or any "Affiliate" (as defined in Rule 405 under the Securities Act of 1933, as amended, of such entity) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (b) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         9.2 Officer's Employment. In the event the employment of an officer of the Company is terminated (other than for cause), within 12 months following a Change of Control, all unvested Options shall vest immediately on the later of the date of termination or the date of the Change of Control and all such Options may be exercised until the earlier of (x) the thirty-month anniversary date of the date of termination and (y) the expiration date of such Options.


                                   ARTICLE 10

                               RESTRICTED SHARES


         10.1 Grant Of Restricted Shares. The Committee may from time to time cause the Corporation to grant Restricted Shares under the Plan to employees, subject to such restrictions, conditions and other terms as the Committee may determine.

         10.2 Restrictions. At the time a grant of Restricted Shares is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such Restricted Shares. Each grant of Restricted Shares may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Shares. The Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of such Restricted Shares. None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Shares.

         10.3 Restricted Stock Certificates. The Corporation shall issue, in the name of each employee to whom Restricted Shares have been granted, stock certificates representing the total number of Restricted Shares granted to the employee, as soon as reasonably practicable after the grant. The Corporation, at the direction of the Committee, shall hold such certificates, properly endorsed for transfer, for the employee's benefit until such time as the Restricted Shares are forfeited to the Corporation, or the restrictions lapse.

         10.4 Rights of Holders of Restricted Shares. Unless the Committee determines otherwise, holders of Restricted Shares shall have the right to vote such shares and the right to receive cash dividends with respect to such shares. All distributions, if any, received by an employee with respect to Restricted Shares as a result of any stock split, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article 10.

         10.5 Forfeiture. Any Restricted Shares granted to an employee pursuant to the Plan shall be forfeited if the employee terminates employment with the Corporation or its subsidiaries prior to the expiration or termination of the Restricted Period for reasons other than Disability, Retirement or death and the satisfaction of any other conditions applicable to such Restricted Shares. Upon such forfeiture, the Restricted Shares that are forfeited shall be retained in the treasury of the Corporation and available for subsequent awards under the Plan, unless the Committee directs that such Restricted Shares be canceled upon forfeiture. If the employee's employment terminates as a result of his or her Disability, death or a Relocation Event, Restricted Shares of such employee shall be forfeited, unless the Committee, in its sole discretion, shall determine otherwise.

         10.6 Disability, Retirement or Death. If the employee's employment terminates as a result of his or her Disability, Retirement or death, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the employee or, in the case of death, to the employee's Designated Beneficiary or if no Designated Beneficiary shall have been appointed or if the Designated Beneficiary shall predecease the employee, to the employee's personal representatives, heirs or legatees.

         10.7 Delivery of Restricted Shares. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the employee or the employee's beneficiary or estate, as the case may be.


                                   ARTICLE 11

                                RESTRICTED UNITS


         11.1 Award of Restricted Units. For each Performance Period (as defined in Section 11.2), Restricted Units may be granted under the Plan to such employees of the Corporation and its subsidiaries as the Committee shall determine in its sole discretion. Each Restricted Unit shall be deemed to be equivalent to one (1) share of Common Stock. Restricted Units granted to an employee shall be credited to an account (a "Restricted Unit Account") established and maintained for such employee.

         11.2 Performance Period. "Performance Period" shall mean such period of time as shall be determined by the Committee in its sole discretion. Different Performance Periods may be established for different employees receiving Restricted Units. Performance Periods may run consecutively or concurrently.

         11.3 Right to Payment of Restricted Units. With respect to each award of Restricted Units under the Plan, the Committee shall specify performance objectives (the "Performance Objectives") which must be satisfied in order for the employee to vest in the Restricted Units which have been awarded to him or her for the Performance Period. If the Performance Objectives established for an employee for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Restricted Units have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, fully vested Restricted Units to the employee. The Committee may also determine, in its sole discretion, that Restricted Units awarded to an employee shall become partially or fully vested upon the employee's Disability, Retirement or death, or upon a Relocation Event, or upon the termination of the employee's employment prior to the end of the Performance Period.

         11.4 Payment for Restricted Units. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for this Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 11.3). If the Performance Objectives for the Performance Period have been exceeded, the

Committee shall determine whether additional Restricted Units shall be granted to the employee pursuant to Section 11.3. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine at the time of grant, the Corporation shall pay to the employee an amount with respect to each vested Restricted Unit equal to the Market Price of a share of Common Stock on such payment date or, if the Committee shall so specify at the time of grant, an amount equal to (i) the Market Price of a share of Common Stock on the payment date less (ii) the Market Price of a share of Common Stock on the date of grant of the Restricted Unit. Payment shall be made entirely in cash, entirely in Common Stock (including Restricted Shares) or in such combination of cash and Common Stock as the Committee shall determine in its sole discretion.

         11.5 Voting and Dividend Rights. Except as provided in Article 15 hereof, no employee shall be entitled to any voting rights, to receive any cash dividends, or to have his or her Restricted Unit Account credited or increased as a result of any cash dividends or other distribution with respect to Common Stock. Notwithstanding the foregoing, within sixty (60) days from the date of payment of a cash dividend by the Corporation on its shares of Common Stock, the Committee, in its sole discretion, may credit an employee's Restricted Unit Account with additional Restricted Units having an aggregate Market Price equal to the cash dividend per share paid on the Common Stock multiplied by the number of Restricted Units credited to his or her account at the time the cash dividend was declared.


                                   ARTICLE 12

                               PERFORMANCE UNITS


         12.1 Award of Performance Units. For each Performance Period (as defined in Section 11.2), Performance Units may be granted under the Plan to such employees of the Corporation and its subsidiaries as the Committee shall determine in its sole discretion. The award agreement covering such Performance Units shall specify a value for each Performance Unit or shall set forth a formula for determining the value of each Performance Unit at the time of payment (the "Ending Value"). If necessary to make the calculation of the amount to be paid to the employee pursuant to Section 12.3, the Committee shall also state in the award agreement the initial value of each Performance Unit (the "Initial Value"). Performance Units granted to an employee shall be credited to an account (a "Performance Unit Account") established and maintained for such employee.

         12.2 Right to Payment of Performance Units. With respect to each award of Performance Units under the Plan, the Committee shall specify Performance Objectives which must be satisfied in order for the employee to vest in the Performance Units which have been awarded to him or her for the Performance Period. If the Performance Objectives established for an employee for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Units have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, fully vested Performance Units to the employee. The Committee may, in its sole discretion, adjust the Performance Objectives or the Initial Value or Ending Value of any Performance Units to reflect extraordinary events, such as stock splits, recapitalizations, mergers, combinations, divestitures, spin-offs and the like. The Committee may also determine, in its sole discretion, that Performance Units awarded to an employee shall become partially or fully vested upon the employee's termination of employment due to Disability, Retirement, death or otherwise or upon a Relocation Event.

         12.3 Payment for Performance Units. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 12.2). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Units shall be granted to the employee pursuant to Section 12.2. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine at the time of grant, the Corporation shall pay to the employee an amount with respect to each vested Performance Unit equal to the Ending Value of the Performance Unit or, if the Committee shall so specify at the time of grant, an amount equal to (i) the Ending Value of the Performance Unit less (ii) the Initial Value of the Performance Unit. Payment shall be made entirely in cash, entirely in Common Stock (including

Restricted Shares) or in such combination of cash and Common Stock as the Committee shall determine in its sole discretion.


                                   ARTICLE 13

                              UNRESTRICTED SHARES


         13.1 Award of Unrestricted Shares. The Committee may cause the Corporation to grant Unrestricted Shares to employees at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

         13.2 Delivery of Unrestricted Shares. The Corporation shall issue, in the name of each employee to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to the employee, and shall deliver such certificates to the employee as soon as reasonably practicable after the date of grant or on such later date as the Committee shall determine at the time of grant.


                                   ARTICLE 14

                              TAX OFFSET PAYMENTS

         The Committee shall have the authority at the time of any award under the Plan or anytime thereafter to make Tax Offset Payments to assist employees in paying income taxes incurred as a result of their participation in the Plan. The Tax Offset Payments shall be determined by multiplying a percentage established by the Committee times all or a portion (as the Committee shall determine) of the taxable income recognized by an employee upon (i) the exercise of Non-qualified Stock Options or Stock Appreciation Rights, (ii) the disposition of shares received upon exercise of Incentive Stock Options, (iii) the lapse of restrictions or Restricted Shares, (iv) the award of Unrestricted Shares, or (v) payments for Restricted Units or Performance Units. The percentage shall be established from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interests of the Corporation to assist employees in paying income taxes incurred as a result of the events described in the preceding sentence. Tax Offset Payments shall be subject to the restrictions on transferability applicable to Options and Stock Appreciation Rights under Article 7.


                                   ARTICLE 15

                   ADJUSTMENT UPON CHANGES IN CAPITALIZATION


         Notwithstanding any other provision of the Plan, the Committee may: (i) at any time, make or provide such adjustments to the Plan or to the number and class of shares available thereunder or (ii) at the time of grant of any Options, Stock Appreciation Rights, Restricted Shares or Restricted Units, provide for such adjustments to such Options, Stock Appreciation Rights, Restricted Shares or Restricted Units, in each case, as the Committee shall deem appropriate to prevent dilution or enlargement of rights including, without limitation, adjustments in the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges or shares, separations, spin-offs, reorganizations, liquidations and the like.


                                   ARTICLE 16

                           AMENDMENT AND TERMINATION

         The Board or the Committee may suspend, terminate, modify or amend the Plan, provided that any amendment that would (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) materially increase the benefits accruing to employees under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Corporation's stockholders, except that any such increase or modification that may result from adjustments authorized by
Article 15 hereof shall not require such stockholder approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the plan may, without the consent of the employee to whom an award shall theretofore have been granted, adversely affect the rights of such employee under such award.


                                   ARTICLE 17

                               WRITTEN AGREEMENT


         Each award of Options, Stock Appreciation Rights, Restricted Shares, Restricted Units, Performance Units, Unrestricted Shares and Tax Offset Payments shall be evidenced by a written agreement containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.


                                   ARTICLE 18

                            MISCELLANEOUS PROVISIONS

         18.1 Tax Withholding. The Corporation shall have the rights to require employees or their beneficiaries or legal representatives to remit to the Corporation an amount sufficient to satisfy his or her minimum Federal, state and local withholding tax requirements, or to deduct from all payments under the Plan, including Tax Offset Payments, amounts sufficient to satisfy the minimum withholding tax requirements. Whenever payments under the Plan are to be made to an employee in cash, such payments shall be net of any amounts sufficient to satisfy all Federal, state and local withholding tax requirements. The Committee may, in its sole discretion, permit an employee to satisfy his or her tax withholding obligation either by (i) surrendering shares owned by the employee or (ii) having the Corporation withhold from shares otherwise deliverable to the employee. Shares surrendered or withheld shall be valued at their Market Price as of the date on which income is required to be recognized for income tax purposes.

         18.2 Compliance with Section 16(b). In the case of employees who are or may be subject to Section 16 of the Act, it is the intent of the Corporation that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to employees who are or may be subject to Section 16 of the Act.

         18.3 Successors. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or any successor corporation or organization succeeding to all or substantially all of the assets and business of the Corporation. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction and subject to Article 16 hereof, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law.

         18.4 General Creditor Status. Employees shall have no right, title, or interest whatsoever in or to any investments which the Corporation may make in aid in meeting its obligations under the Plan. Nothing contained in the Plan, and no action take pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any employee or beneficiary or legal representative of such employee. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

         18.5 No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article 17 hereof, nor the grant of any award, shall confer upon any employee any right to continue as an employee of the Corporation or any subsidiary of the Corporation or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Corporation or any subsidiary of the Corporation to modify the terms of or terminate such employee's employment at any time.

         18.6 Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if personally delivered to the employee or sent by regular mail addressed (a) to the employee at the employee's address as set forth in the books and records of the corporation or its subsidiaries, or (b) to the Corporation or the Committee at the principal office of the Corporation clearly marked "Attention: Stock Option Committee."

         18.7 Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         18.8 Governing Law. To the extent not preempted by Federal law, the Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.


                                   ARTICLE 19

                              PERFORMANCE TARGETS


         The Committee may base any award of Restricted Shares, Restricted Units, Performance Units or Unrestricted Shares on performance criteria (the "Performance Targets") which will qualify such award as performance-based compensation under Section 162(m) of the Code. Such Performance Targets shall be equal to a desired level or levels for any fiscal year or years of any or a combination of the following criteria on an absolute or relative basis, and, where applicable, measured before or after interest, depreciation, amortization, service fees, extraordinary items and/or special items: (i) pre- tax earnings,
(ii) operating earnings, (iii) after-tax earnings, (iv) return on investment,
(v) economic value added, (vi) earnings per share, (vii) revenues, (viii) cash flow or cash flow return on investment, (ix) return on assets or return on net assets, (x) return on capital, (xi) return on equity, (xii) return on sales,
(xiii) operating margin or (xiv) total stockholder return or stock price appreciation; provided that with respect to certain participants, the Performance Objectives may be based upon divisional rather than consolidated results, or a combination of the two. With respect to awards of Restricted Units or Performance Units, such Performance Targets may be included in the Performance Objectives for such awards to preserve the treatment of such awards as performance-based compensation under Section 162(m) of the Code.

                               [LOGO] TOYS "R" US

                                 461 FROM ROAD
                               PARAMUS, NJ 07652

TO THE STOCKHOLDERS OF TOYS "R" US, INC.

The Annual Meeting of Stockholders of Toys "R" Us, Inc. (the "Company") will be held on Wednesday, June 6, 2001 at 10:00 a.m., at the 200 Fifth Club, 200 Fifth Avenue, New York, New York 10010 (The 200 Fifth Club is located in the rear of the lobby of the International Toy Center South, on Fifth Avenue between West 23rd and West 24th Streets) for the following purposes:

                                    1)       to elect directors;

                                    2)       to consider and act upon a proposal
                                             to approve the Toys "R" Us 2001
                                             Stock Option and Performance
                                             Incentive Plan; and

                                    3)       to consider and transact such other
                                             business as may properly be brought
                                             before the meeting or any
                                             adjournment or adjournments
                                             thereof.

Only stockholders of record at the close of business on April 11, 2001 will be entitled to vote at the meeting.




                                    CHRISTOPHER K. KAY
                                    Executive Vice President-General Counsel and
                                    Secretary

April 30, 2001



                                TOYS "R" US, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 6, 2001

The undersigned hereby appoints MICHAEL GOLDSTEIN and JOHN H. EYLER, JR., jointly and severally, proxies with power of substitution, to vote at the Annual Meeting of Stockholders of TOYS "R" US, INC. to be held June 6, 2001 (including adjournments), with all the powers the undersigned would possess if personally present, as specified on the reverse side with respect to the election of directors (including discretionary authority to accumulate votes) and the other matters to be considered, and in accordance with their discretion on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. In either event, please sign and return this card.


                  (Continued and to be signed on reverse side)


                                                            --------------------

                                                                     SEE REVERSE
                                                                            SIDE

                                                            --------------------

                 Please Detach and Mail in the Envelope Provided

[X] Please mark your votes as in this example.

The Board of Directors Recommends a Vote "FOR" Item 1.

                                    FOR          WITHHELD

    Item 1.  ELECTION              [ _ ]          [ _ ]
             OF
             DIRECTORS

    For, except vote withheld from the following nominee(s):


    ------------------------------------------------------------

     Election of Directors, Nominees:

     RoAnn Costin
     John H. Eyler, Jr.
     Michael Goldstein
     Calvin Hill
     Nancy Karch
     Shirley Strum Kenny
     Charles Lazarus
     Norman S. Matthews
     Arthur B. Newman

     Item 2.     To Approve the Toys "R" Us 2001 Stock Option and
                 Performance Incentive Plan:

The Board of Directors Recommends a Vote "FOR" Approval of the Plan.

     Item 2. To Approve the Toys "R"         FOR         AGAINST        ABSTAIN
     Us 2001 Stock Option  and              [ _ ]        [ _ ]           [ _ ]
     Performance Incentive Plan, as
     described in the Toys "R" Us
     Proxy Statement


     Item 3. In their discretion upon such other business as may properly be brought before the meeting.

If this proxy is properly executed and returned, the shares represented hereby will be voted, if not otherwise specified (or unless discretionary authority to accumulate votes is exercised), FOR Item 1, Item 2 and Item 3.

SIGNATURE_______________________________         DATE___________________________

SIGNATURE_______________________________         DATE___________________________


Note: Please date and sign above exactly as name appears on this proxy. Executors, administrators, trustees, etc. should give full title. If shares are held jointly, each holder should sign.


                                      -2-